                              AMENDED AND RESTATED

                                  OFFICE LEASE


                                     BETWEEN


                          BELLEVUE ASSOCIATES, LANDLORD


                                       AND


                PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, TENANT










PREMISES:
---------

PORTION OF BUILDING
SITUATED AT:
200 SOUTH BROAD STREET
PHILADELPHIA, PA 19102

                        AMENDED AND RESTATED OFFICE LEASE


         THIS AMENDED AND RESTATED OFFICE LEASE (the "LEASE") is made effective as of July 12, 1999, by and between BELLEVUE ASSOCIATES ("LANDLORD"), and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST ("TENANT"), Landlord and Tenant having the following notice addresses on the date of this Lease.

                                    RECITALS

         A. Landlord and Richard I. Rubin & Co., Inc. ("RIR") entered into that certain Office Lease dated December 9, 1988 (the "LEASE 1") pursuant to which RIR leased from Landlord approximately 19,487 rentable square feet of space located on the third floor of the Building (defined herein).

         B. Landlord and RIR subsequently entered into that certain Office Lease dated June 30, 1989 (the "LEASE 2") pursuant to which RIR leased from Landlord approximately 3,588 additional rentable square feet of space located on the third floor of the Building.

         C. Landlord and RIR entered into that certain Office Building Amendment to Lease dated November 1, 1990 (the "1990 AMENDMENT") pursuant to which RIR leased from Landlord approximately 4,989 additional rentable square feet of space located on the third floor of the Building. The space covered by Lease 1, Old Lease 2 and the 1990 Amendment constituted all of the rentable square feet of space located on the third floor of the Building.

         D. RIR, as sublandlord, and Strouse, Greenberg & Co., Inc. (which by name change became known as The Rubin Organization) (hereinafter, "TRO"), as subtenant, entered into that certain Sublease Agreement dated December 31, 1992 (the "SUBLEASE") pursuant to which TRO subleased from RIR all of the space covered by Lease 1 (as amended by the 1990 Amendment and Lease 2).

         E. Landlord and TRO entered into that certain Office Lease dated September 1, 1993 (the "LEASE 3") pursuant to which TRO leased from Landlord approximately 6,647 rentable square feet of space located on the fourth floor of the Building.

         F. Tenant is the successor in interest to TRO.

         G. Subject to the conditions set forth herein, Landlord and Tenant desire to amend and restate Lease 1, Lease 2 and Lease 3 (as each has been amended from time to time) (i) to relocate a portion of and to expand the Premises by moving tenant from the portion of the Premises it occupies on the fourth floor of the Building to space located on the second floor of the Building, (ii) to provide for certain improvements of the space located on the second floor of the Building, and (iii) to adjust and amend the Term, Minimum Rent and other terms of said leases.

                                    AGREEMENT

LANDLORD:         BELLEVUE ASSOCIATES
                  c/o PREIT-RUBIN, Inc.
                  The Bellevue
                  200 South Broad Street
                  Philadelphia, PA  19102
                  Attention:  General Counsel


TENANT:           PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                  The Bellevue
                  200 South Broad Street
                  Philadelphia, PA  19102
                  Attention: Jonathan B. Weller

WITH A COPY TO:            Howard A. Blum, Esquire
                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th and Cherry Streets
                           Philadelphia, PA 19103-6996

1. FUNDAMENTAL LEASE PROVISIONS. Lease 1, Lease 2 and Lease 3, each as amended from time to time, are hereby restated in their entirety by this Lease. Certain Fundamental Lease Provisions are presented in this Section 1 and represent the agreement of the parties hereto, subject to the further definition and elaboration in the respective referenced Sections and elsewhere in the Lease:

A. Building:              200 South Broad Street
                          Philadelphia, PA 19102                                            (See Section 2)

B. Floors or Portions
   Thereof Leased:        The Third (3rd) floor and a portion of the Second (2nd)
                          floor of the Building                                             (See Section 2)

C. Area of Premises:      Approximately 39,485 rentable square feet                         (See Section 2)
                          plus approximately 296 rentable square feet
                          depicted on EXHIBIT "A" and located on the
                          fourth floor of the Building

D. Use:                   General office (as to the third floor space)                      (See Section 2)
                          and a telephone equipment room (as to the
                          fourth floor space)

E. Term:

   (1) Commencement Date: July 12, 1999

   (2) Length of Lease Term:  ten (10) years.                                               (See Section 3)

F. Minimum Rent:             $19.50 per rentable square foot per year, which
                             is $775,729.50 per year, at a rate of $64,644.13 per
                             month as provided herein.

G. Place of Rent Payments:   Bellevue Associates
                             200 S. Broad Street, Sixth Floor
                             Philadelphia, PA 19102                                             (See Section 4.D)

H. Agent to Whom Rent
   Payable:                  PREIT-RUBIN, Inc.                                                  (See Section 4.D)

I. Security Deposit:         None.                                                              (See Section 4.H)

J. Base Year Operation &
   Maintenance Charge:       Calendar Year 1999.                                                (See Section 6.B)

K. Tenant's OMC Percentage:  14.58%                                                             (See Section 6.B)

L. Base Year Taxes:          Calendar Year 1999.                                                (See Section 6.B)

M. Tenant's Tax Percentage:  14.58%                                                             (See Section 6.B)

References appearing in this Section 1 are to designate some of the other places in this Lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the Fundamental Lease Provisions set forth in this Section and any other provisions of this Lease, the latter shall control. The listing in this Section 1 of monetary charges payable by Tenant shall not be construed to be an exhaustive list of all monetary amounts payable by Tenant under this Lease.

2. PREMISES; USE.

         A. PREMISES. Landlord, for and in consideration of the rent (hereinafter defined in subsection 4.D.) to be paid and the covenants and agreements to be performed by Tenant does hereby demise and lease unto Tenant, and Tenant hereby leases and takes from Landlord for the Term, at the rent and upon the terms and conditions hereinafter set forth that space (the "PREMISES") situated on the floor(s) of the Building and consisting of the square footage identified and otherwise set forth in subsections 1.A., 1.B. and 1.C. (which Premises is outlined on the diagram marked EXHIBIT "A" annexed hereto and made a part hereof), together with the right, in common with other occupants of the Building, to use the lobbies, hallways and other Common Area facilities.

         B. [INTENTIONALLY DELETED.]

         C. USE. The Premises shall be used for the purpose specified in subsection 1.D. and no other purpose without the prior written consent of Landlord. For the purpose of this Lease, the terms "square footage" or "square feet" shall mean the square footage of the Premises as measured from the exterior face of exterior walls and the exterior face of corridor walls, and the center line of any walls Tenant shares with other tenants or occupants of the Building, plus the product of the square footage of the Premises multiplied by Tenant's proportionate share of the "COMMON AREAS" (as defined in subsection 30.B.) of the Building. Landlord and Tenant agree that the square footage of the Premises set forth in subsection 1.C. is approximately accurate and shall be used for the purpose of making all computations under this Lease except as otherwise stated.

3. TERM.

         A. DURATION. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence upon the date set forth in Section 1.F ("COMMENCEMENT DATE"). Said term shall continue from the Commencement Date for the period specified in subsection 1.E.(2) plus, the partial month, if any, if the term begins other then on the first day of any month, so that the term shall expire on the last day of the month in which the above period ends, unless sooner terminated as hereinafter provided or extended by the parties (the "TERM").

         B. MEMORANDUM. When the Commencement Date has been established, Landlord and Tenant shall execute and deliver an instrument in form satisfactory to Landlord specifying the Commencement Date.

4. RENT.

         A. MINIMUM RENT. The Tenant shall pay to Landlord as annual minimum rent ("MINIMUM RENT") the sum set forth in subsection 1.F. payable in advance on the first business day of each calendar month in equal monthly installments in the sum specified in subsection 1.F. beginning on the July 12, 1999 (the "RENT COMMENCEMENT DATE").

         B. [INTENTIONALLY DELETED.]

         C. PARTIAL MONTH. If the Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord on or before the Rent Commencement Date a pro rata portion of the Minimum Rent to be based on the number of days remaining in such partial month after the Commencement Date.

         D. PAYMENTS. All payments of Minimum Rent, additional rent and any other sums due to Landlord hereunder shall be due without demand, notice, set-off, deduction or counterclaim at the office set forth in subsection 1.G. or at such other place as Landlord may from time to time direct. All checks shall be made payable to the person specified in subsection 1.H. or such other person as Landlord may direct. All sums due to Landlord under this Lease whether or not stated to be Minimum Rent or additional rent are herein collectively called "RENT."

         E. ACCEPTANCE OF PAYMENTS. If Landlord, at any time or times, shall accept rent after the same shall become due and payable, such acceptance shall not excuse any such delay upon subsequent occasions, or constitute, or be construed as, a waiver of any of Landlord's rights or remedies hereunder.

         F. ADDITIONAL RENT. Whenever under the terms of this Lease any sum is required to be paid by Tenant in addition to the Minimum Rent herein reserved, such additional sum so to be paid shall be deemed additional rent and if not designated as "additional rent", then such sum shall nevertheless, at the option of the Landlord if not paid when due, be deemed "additional rent" which shall be collectible with any installment of Minimum Rent thereafter falling due hereunder. Nothing hereunder contained shall be deemed to suspend or delay the payment of any sum at the time the same became due and payable hereunder or limit any other right or remedy of Landlord. Minimum Rent and additional rent are something collectively referred to herein as "rent."

         G. LATE CHARGE. In the event that any sum due to Landlord under the provisions of this Lease shall not be paid within ten (10) days after due, Tenant shall, upon demand, pay as additional rent a late charge to Landlord of $.05 for each dollar so overdue to defray Landlord's administrative expenses in collecting and processing that sum.

         H. SECURITY DEPOSIT. Upon the execution of this Lease, Landlord acknowledges receipt from Tenant of the sum set forth in subsection 1.I. to be held as collateral security for the payment of any rent payable by Tenant under this Lease, and for the faithful performance of all other covenants and agreements of Tenant hereunder. The amount of such deposit, without interest, shall be repaid to Tenant after the termination of this Lease and any extension thereof, provided Tenant shall have made all payments of all sums due Landlord and performed all covenants and agreements hereunder. Upon any Event of Default by Tenant hereunder, all or part of such deposit may, at Landlord's option, be applied on account of the resulting deficiency and Tenant shall immediately restore such deposit to its original sum. The deposit shall be deemed to be the property of Landlord.

         I. USE AND OCCUPANCY TAX. Tenant shall pay to Landlord any use and occupancy tax (or its equivalent) imposed on the Premises. Landlord shall have the same rights and remedies for the non-payment of such use and occupancy tax that it has upon Tenant's failure to pay rent hereunder. Landlord agrees to pay the sums collected by it to the appropriate governmental authorities in a timely manner, and will be solely responsible to pay any penalties or interest occasioned by Landlord's delay in remitting such sums.

5. DEFINITIONS: OPERATION AND MAINTENANCE CHARGE; TAXES.

         In this Lease, the following terms shall have the meanings hereinafter provided:

         A. Operations and Maintenance Charge Sum ("OMC SUM") shall mean all sums incurred (even if not yet payable) in connection with the operation and maintenance of the Building as deemed by Landlord to be reasonable, appropriate and in the best interests of the Building including, without limitation, sums incurred for the following items: storm drainage, water (domestic and fire protection) and sewer, electric, steam, gas, telephone and other utility services and systems; heating, ventilating, air conditioning, plumbing, electrical, fire detection and suppression, life safety, security protection, illumination, vertical transportation, and other Building services and systems; salaries, wages, benefits and other compensation to or for personnel engaged in the cleaning, care, management or other operation and maintenance of the Building and payments and other charges for taxes, contributions, assessments, worker's compensation, unemployment compensation, health, accident and life insurances and other impositions or charges related thereto; outfitting and otherwise providing building service personnel; service, repair, replacement and other maintenance to or of the Building floors, doors, walls ceilings, roofs, windows, skylights and other elements, systems and amenities; charges for utilities or utility services; rentals for provision of Building services; snow, ice, trash and garbage removal and pest control; identification and directional signs and other traffic control items; parking, loading and unloading areas and other Common Areas, facilities or equipment; fire and other casualty, liability, plate glass, theft, worker's compensation, pressure vessel and rent insurances;

depreciation of machinery and other equipment for Building services and interior and exterior Common Area finishes and amenities; janitorial services, cleaning the property including maintenance of windows and other glass surfaces, Building facade, sidewalks, parking, loading and unloading areas; sales, use excise taxes and fees; management fees and charges; costs required by the application or enforcement of federal, state and local statutes, codes, regulations and rulings; modifications of the HVAC and other Building systems by which Landlord provides Building services; the fair rental value of any office space in the Building used as an office for the on-site property manager; legal fees and other fees of consultants, engineers and other design professionals, appraisers, accountants and auditors; gazebos, fountains, sculptures, art features, fencing, screening and similar items located within or outside the Building, interior and exterior planting, replanting and replacing flowers, shrubbery, plants trees and other landscaping, awnings and other Building amenities; fees, licenses, permits and charges by governmental and quasi-governmental bodies or agencies; supplies, tools, reserve, parts, postage, deliveries, business machines and office equipment; all other sums necessarily and reasonably incurred by Landlord in the proper operation and maintenance of a first-class Building EXCLUDING, HOWEVER, depreciation (other than as above specified), the cost of any utilities which are directly metered or submetered to tenants of the Building, the cost of any repair or replacement required of Landlord pursuant to the reconstruction obligations of subsection 13.A., the expenses incurred in leasing or procuring new tenants, legal expenses in enforcing the terms of any lease, interest or amortization payments on any mortgage or mortgages, capital improvements specifically for a tenant within such tenant's space (other than as specified below). Additionally, if Landlord shall purchase any item of capital equipment or make any capital expenditure as described above, then the costs for same shall be amortized on a straight line basis beginning in the year of installation and continuing for the useful life thereof, but not more than ten
(10) years, or such shorter time as may be hereinafter provided, with a per annum interest factor equal to Two Hundred (200) basis points above the "Prime Rate" announced by PNC Bank, Philadelphia, Pennsylvania, for the date any such item is placed in service. The amount of amortization for such costs shall be included in OMC Sum for each year to which the amortization relates. Tenant agrees that the determination by Landlord's accountant of the useful life of the subject of such capital expenditures shall be binding on Tenant. If Landlord shall lease such item of capital equipment, then the rental or other operating costs paid pursuant to such lease shall be included in the OMC Sum for each year in which they are incurred. Notwithstanding the foregoing, as an alternative cost recovery method, if Landlord shall effectuate savings in labor or energy-related costs as a result of the installation of new devices or equipment, then Landlord may elect to include up to the full amount of any such savings in each year (beginning with the year in which the equipment is placed in service) as an operating expense until Landlord has recovered thereby the cost of installation of said devices or equipment and interest thereon as above provided, even if the result of such application will result in the amortization of such costs over a period shorter than the useful life of such installation. Landlord shall notify Tenant in writing if Landlord elects to apply such savings to the cost of such equipment and shall include a statement of the amount of such savings in the OMC statement for each applicable year.

         B. "TAXES" or "TAX" shall mean all taxes, assessments and governmental charges, whether federal, state, county or municipal, including any special services district fees or levies, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building (to the extent allocable to the office portion of the Building), all computed in accordance with the terms and conditions of this Lease, including the reasonable cost and expenses (including attorney and appraisal fees) of contesting Taxes. It is agreed between Landlord and Tenant that Taxes shall not include any taxes, including income taxes (other than business privilege taxes and gross receipts taxes), imposed on the gross or net income of Landlord from the operation of the Building. It is further agreed between Landlord and Tenant that Taxes shall be allocable to the office portion of the Building by means of a written appraisal of the Building to be prepared at Landlord's request. Additionally, in the event that the Building or the uses thereof are substantially altered or modified at any time during the Term or extension thereof so that the original allocation of total Taxes assessed against the Building among the retail portion, office portion, and hotel portion of the Building becomes inequitable, Landlord shall equitably determine a reallocation of Taxes in light of such alteration or modification. If at any time during the Term the present system of taxation of property shall be changed or supplemented so that in lieu of or in addition to the tax on property there shall be assessed on Landlord or the Building any tax of any nature which is imposed in whole or in part, in substitution for or in lieu of any tax which would otherwise constitute a Tax, such shall be deemed to be included within the term Taxes, but only to the extent that the same would be payable if the Building was the only property of Landlord.

         C. "TENANT'S OMC PERCENTAGE" is that percentage specified in subsection 1.K.

         D. "TENANT'S OMC" means the OMC Sum for a calendar year included within the Term and any extension thereof, less the OMC Sum for the Base Year specified in subsection 1.J., multiplied by Tenant's OMC Percentage.

         E. "TENANT'S TAX PERCENTAGE" is that percentage specified in subsection 1.M.

         F. "TENANT'S TAX CHARGE" means the Taxes for a calendar year included within the Term or any extensions thereof, less the Base Year Taxes specified in subsection 1.L., multiplied by Tenant's Tax Percentage.

         G. "TAX YEAR" shall mean each calendar year, or such other period of twelve (12) months, which may be duly adopted as the fiscal year for payment of Taxes by the governmental unit in which the Building is located.

6. TENANT'S OMC AND TENANT'S TAX CHARGE.

         A. ANNUAL ADJUSTMENT. During each calendar year or portion thereof included in the Term and any extension thereof, Tenant shall pay Landlord as additional rent Tenant's OMC and Tenant's Tax Charge.

         B. PROCEDURES.

                  (1) During December of each calendar year, or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of the amounts of Tenant's OMC payable for the ensuing calendar year. On or before the first day of each month during each calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of the amounts estimated as aforesaid, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of one hundred three percent (103%) of the then applicable sums of Tenant's OMC until the month after such notice is given. If at any time or times it appears to Landlord that the sums payable under subsection 6.A. above for the current calendar year will vary from its estimate by more than five percent (5%), Landlord shall, by notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

                  (2) If Taxes for any Tax Year occurring during the term of this Lease shall be greater than the Base Year Taxes, Tenant shall pay to Landlord as additional rent, an amount equal to Tenant's Tax Charge with respect to said Tax Year. If less than a full twelve (12) month period of a Tax Year is included within the term of this Lease, Tenant's Tax Charge shall be prorated on a per diem basis for such partial Tax Year. Tenant's Tax Charge for each Tax Year shall be paid as follows:

                           (a) After receipt of a bill for Taxes, Landlord shall
furnish Tenant a statement detailing the amount of the bill and the Base Year Taxes. Within thirty (30) days following the receipt of such statement, Tenant shall pay to Landlord the amount, if any, by which the Tenant's Tax Charge for such Tax Year exceeds the total amount, if any, of payments made pursuant to subsections (b) and (c) below on account of the Tenant's Tax Charge. Tenant's obligations hereunder shall survive the expiration of the Term or termination of the Lease.

                           (b) Notwithstanding the foregoing subsection (a), if
at any time after execution of this Lease, Landlord receives a bill for Taxes in excess of the Base Year Taxes, Landlord may notify Tenant that Landlord elects to receive payment in installments in advance as an estimate on account of Tenant's Tax Charge or to increase installments presently being paid by Tenant if Tenant is required to make monthly payments pursuant to subsection (c) below. Landlord's notice shall be in writing and shall specify the amount due, or estimated to become due, and the amount of each installment or increased installment to be paid by Tenant. Payments in the amount of the installment (or increase in installment) set forth in Landlord's notice shall be due monthly as additional rent concurrently with payments of minimum rent beginning with such first payment due after the date of Landlord's notice, and shall continue on the first day of each month until and including the month in which Tenant makes payment in full of Tenant's Tax Charge.

                           (c) After payment of the full amount of Tenant's Tax
Charge (less any payments made pursuant to subsection (b) above or this subsection (c) on account of the Tax Charge) for any Tax Year, Tenant shall continue to pay one-twelfth (1/12) of the Tax Charge monthly, together with payments of minimum rent as an estimate and on account of the Tax Charge for the following Tax Year, which payments shall continue until receipt by Tenant of a statement which revises the amount of Tax Charge or receipt of a notice from Landlord pursuant to subsection (b) above increasing the amount of monthly estimated payments.

                  (3) Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the adjustments to be made pursuant to subsection 6.A. If on the basis of such statement Tenant owes sums less than the payments for such calendar year previously made by Tenant on account of Tenant's Tax Charge or Tenant's OMC, Landlord shall credit such excess to Tenant against the next ensuing installments of Rent. If on the basis of such statement Tenant owes sums more than the estimated payments for such calendar year previously made by Tenant, on account of Tenant's Tax Charge or Tenant's OMC, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement. Tenant's obligations hereunder shall survive the expiration of the Term or the termination of the Lease.

                  (4) In determining Tenant's OMC payable pursuant to subsection 6.A for any calendar year during the Term:

                           (a) if less than ninety-five percent (95%) of the
Building rentable area shall have been occupied by tenants and fully used by them, at any time during the year, the OMC Sum shall be deemed to be an amount equal to the OMC Sum which would normally be expected to be incurred had such occupancy been ninety-five percent (95%) and had such full utilization been made during the entire period; and,

                           (b) if Landlord is not furnishing any particular work
or service (and such work or service is by agreement to be furnished by a tenant and the cost of which if furnished by Landlord would constitute an item within the OMC Sum) then the OMC Sum shall be deemed to be increased by the sum for the items which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense furnished such work or service to such tenant.

                  (5) Notwithstanding anything contained in this Lease to the contrary, in calculating the OMC Sum and/or Taxes, Landlord, in its sole discretion, may make allocations of certain items between the office building portion of the Building of which the Premises is a part and, if applicable, the retail portion, and hotel portion, which calculations need not be based on relative size or use.

7. IMPROVEMENT OF THE PREMISES.

         A. Landlord's Construction Obligations. Landlord hereby agrees to perform certain construction work in order to prepare the Premises for the initial occupancy by Tenant ("Landlord's Work"). The nature and extent of such Landlord's Work shall be set forth on construction drawings and specifications prepared at the direction of Tenant and in accordance with Exhibit "C" hereof (collectively, the "Final Plans") to be approved by Landlord and attached to the Lease as Exhibit "C", subsequent to the date hereof. It is acknowledged that the Final Plans will be based upon the preliminary "nickel" plan attached to this Lease as Exhibit "D" ("Nickel Plan").

         B. Costs of Plans/Landlord's Work. Landlord agrees to pay the costs of completing the Landlord's Work in accordance with the Final Plans and the cost of the preparation, modification and revision of all plans and specifications for the Premises including the Nickel Plan, Final Plans, electrical, mechanical, lighting and space design plans.

         C. Access by Tenant. Landlord shall afford Tenant and its employee's, agents and contractors access to the Premises prior to the Commencement Date, at reasonable times and at Tenant's sole risk and expense, for purposes of inspecting and verifying the performance of Landlord's Work. Tenant shall inspect the performance of Landlord's Work regularly and diligently and shall advise Landlord promptly of any objection in the performance of such Work.

         D. Alterations. Tenant shall not make any alterations, additions, decorations or other improvements to the Premises or install any fixtures or equipment thereto (collectively "Alterations"), without the Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned. All Alterations to the Premises shall be performed at Tenant's sole cost and expense by Landlord or, at Landlord's option, by Tenant in accordance with drawings and specifications prepared at Tenant's sole cost and expense, which drawings and specifications shall be consistent with the standards applicable thereto set forth in Exhibit "D" attached hereto. So long as Tenant is not in default hereunder, Tenant shall have the right with the consent of Landlord, not to be unreasonably withheld, but not the obligation, to remove any of said Alterations which constitute trade fixtures during and at the expiration of the Term and any extension thereof, provided that Tenant repairs any damage caused by said removal. All of the Alterations remaining on the Premises after the date on which the Term ends, or at such sooner termination date, shall become the property of Landlord. In doing any work of installation, removal, alteration or relocation, Tenant shall not harm the Premises or the Building and shall repair all damage or injury that may occur to the Premises or the Building in connection with such work and shall otherwise comply with Exhibit "D" attached hereto. Tenant agrees in doing any such work in or about the Premises to engage only such labor as will not conflict with or cause strikes or other labor disturbances among the Building service employees. Any contractors employed by Tenant for such work shall comply with the requirements of Exhibit "D" annexed hereto and hereby made a part hereof and shall further be approved by Landlord in writing before the commencement of such work, but Landlord shall not unreasonably withhold its approval or consent. In all events all such contractors shall be required to employ only union labor in the performance of such work, carry worker's compensation insurance, public liability insurance and property damage insurance in amounts, form and content and with companies satisfactory to Landlord. Prior to the commencement by Tenant of any work as set forth in this subsection 7.D., Tenant must obtain, at its sole cost and expense, all necessary permits, authorizations, licenses and other approvals required by the various governmental authorities. Upon completion of any such work, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work, to reimburse Landlord for the cost of coordination and final inspection of the work.

         E. Liens. Prior to Tenant performing any construction or other work to, on or about the Premises for which a lien or claim could be filed against Landlord, the Premises, the Building or Landlord's interest therein, Tenant shall have its contractor execute a Waiver of Liens satisfactory to Landlord and provide Landlord with the original of the same. Landlord shall file such Waiver of Liens and Tenant shall reimburse Landlord for the cost of doing so. Tenant shall not start any work in the Premises until Landlord has advised Tenant that such Waiver of Liens has been filed. Notwithstanding the foregoing, if any mechanics' or other lien or claim shall be filed against Landlord, the Premises, the Building or Landlord's interest therein purporting to be for labor or material furnished or to be furnished at the request of Tenant, then Tenant shall, at its sole cost and expense cause same to be discharged by payment, bond or otherwise within thirty (30) days after the filing thereof. If Tenant shall fail to cause same to be discharged of record within such thirty (30) day period, Landlord may cause same to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any counterclaims, offsets or defenses thereto. Tenant shall defend, indemnify and hold Landlord harmless against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys' fees) which may be brought or imposed against or incurred by Landlord by reason of any such lien or claim or the discharge thereof. Landlord and Tenant acknowledge that all Alterations performed by Tenant in the Premises are for the benefit of Tenant only and not for the immediate use and benefit of Landlord and no consent by Landlord to such work shall be deemed a consent to subject the Building, the Premises or Landlord's interest in either to liability for any mechanic's lien relating to such Alterations.

         F. Condition. Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time substantially completed and, except as set forth in Section 3.B. hereof, in satisfactory condition, order and repair.

         G. Tenant Contractors. Any work permitted to be completed by, or at the direction of Tenant hereunder shall be subject to the provisions of Exhibit "D" hereof.

 8. BUILDING SERVICES. Landlord shall provide, within its standards for each item, the following services and facilities ("BUILDING SERVICES"):

         A. HVAC. Heating, ventilation and air conditioning ("HVAC"), Monday to Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M. (excluding, however, all federal, state and municipal holidays). The cost of HVAC service after the foregoing time periods shall be paid by Tenant as additional rent. Tenant agrees to cooperate fully with Landlord and any governmental agency regulating such matters as maximum and minimum temperature or energy conservation matters, and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC systems. Such regulations and requirements include a prohibition against the use of the Premises or equipment or fixtures which would generate heat from loads in excess of four (4) watts per usable square foot of total connected loan without the prior consent of Landlord, which consent may be withheld unless Tenant reimburses Landlord for all costs and expenses relating to the installation and supply of supplemental HVAC and electrical systems;

         B. ELECTRICITY. Electric current for (1) Building standard level of illumination using standard fixtures of Landlord's choice; and (2) normal small business machines connected to Building Standard 120-volt single phase outlets during the normal hours of operation set forth in subsection 8.A.; however, Landlord's agreement to furnish electricity does not include electricity in excess of four (4) watts per usable square foot for any use, equipment or fixture requiring a greater voltage than specified in this subsection 8.B.(2). Such additional electrical service will be furnished, if reasonably available, upon Tenant's tendering all costs of installation, including wiring and separate metering, and agreeing in writing to pay the cost of electricity and such service as additional rent. Additionally, the cost of replacement light bulbs, tubes, lamps and ballasts, plus the labor cost for such replacement shall be paid by Tenant as additional rent ("LIGHTING EXPENSE"). It is acknowledged that the Lighting Expense shall not be included in the OMC Sum.

         C. ANCILLARY MAINTENANCE:

                  (1) Maintenance of service of the public toilet rooms in the Building;

                  (2) Maintenance of Building standard door hardware installed in the Premises by Landlord;

                  (3) Maintenance of floor coverings in the Common Area;

                  (4) Cleaning of outside and inside of exterior window panes;
and

                  (5) Cleaning and maintenance of Common Areas of the Building and the Garage.

         D. ELEVATORS. Elevator service during the Building's business days and hours, and service via at least one (1) car at all other times.

         E. JANITORIAL. Janitor service, including cleaning of space, dusting of furniture and vacuuming, as described in EXHIBIT "F" attached hereto. Tenant shall reimburse Landlord for all additional cleaning expenses incurred, including, without limitation, for garbage and trash removal expenses, over and above the normal cleaning and other janitorial service provided by Landlord due to the presence of an eating area within the Premises; the installation of food and beverage dispensing machines or otherwise.

         F. WATER. Hot and cold water for lavatory purposes.

 9. LIMITATION REGARDING SERVICES. Landlord does not warrant that the Building Services specified in Section 8 hereof shall be free from any slow-down, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvements or any of the equipment involved in the furnishing of any such Building Services, or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause whatsoever. Specifically, no such slow-down shall be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable for damage to persons or property or be in default hereunder as a result of such slow-down, interruption or stoppage. Notwithstanding anything to the contrary in this Lease, if: (a) any services or utilities provided by Landlord are interrupted or discontinued for reasons or causes directly within the Landlord's control, and Tenant is unable to use and ceases to use the Premises as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within five (5) consecutive business days after receiving such notice, Rent hereunder shall thereafter be abated until such time as such services or utilities are restored.

10. CARE OF PREMISES.

         A. LANDLORD MAINTENANCE. Landlord shall make, at its sole cost and expense (except to the extent included in the OMC Sum), all repairs necessary to maintain the plumbing, HVAC and electrical systems, windows, floors and all other Building Standard items which constitute a part of the Premises and are installed or furnished by Landlord. Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice from Tenant that such repair is needed. In no event shall Landlord be obligated under this Section 10 to repair Tenant's personal property or any damage caused by any act, omission, accident or negligence of the Tenant or its invitees or subtenants. Landlord shall not be liable by reason of any damage or injury to or interference with Tenant's business arising from any repairs, alterations, additions, improvements or other work, in accordance with this Lease in or to the Premises or the Building or to any appurtenances or equipment therein. Landlord shall interfere as little as reasonably practicable with the conduct of Tenant's business. There shall be no abatement of rent because of such repairs or alterations, additions, improvements or other work, except as provided in Section 13 hereof.

         B. TENANT MAINTENANCE. Except for repairs which Landlord is obligated to make under subsection 10.A., Tenant shall perform all work, at Tenant's sole cost and expense, necessary to maintain the Premises and shall keep the Premises and the fixtures therein in good, clean, neat and orderly condition. All such work shall be in quality at least equal to the original work and installations. If the Tenant refuses or neglects to do such work, or fails to diligently prosecute the same to completion after written notice to Tenant of the need therefor, Landlord may do such work at the sole cost and expense of Tenant and such cost and expense shall be collectible as additional rent, together with a ten percent (10%) supervisory charge.

11. NEGATIVE COVENANTS OF TENANT. Tenant agrees that it will not do or suffer to be done any act, matter or thing objectionable to the fire and casualty insurance companies whereby the fire and casualty insurance and other insurance now in force or hereafter to be placed on the Premises or the Building (or any portions thereof) shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the Commencement Date. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as additional rent any and all increases in premiums on insurance carried by Landlord on the Premises or the Building (or any portions thereof) so caused by Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other occupant of the Building. Tenant shall not without the prior written consent of Landlord install any equipment, machinery or fixtures which will overload the Building or any portion thereof or which will cause any substantial noise, vibration or fumes. If any of Tenant's office machines and equipment should create noise, vibration, fumes or otherwise disturb the quiet enjoyment of any other occupant in the Building, Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the disturbance. Further, Tenant will not permit foreign substances to be thrown within any laboratories contained within the Premises; will not place trash or refuse or other articles in any halls or Common Areas; will not ship or receive articles outside of designated loading and receiving areas and/or times.

12. SUBLETTING AND ASSIGNING.

         A. GENERAL RESTRICTION. Except as expressly permitted pursuant to this
Section 12, Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. The Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the written consent of Landlord.

         B. CONSENT. If, at any time or from time to time during the Term and any extensions thereof, Tenant desires to sublet all or any part of the Premises, or assign this Lease, Tenant shall give written notice to Landlord thereof, which notice shall contain the name, address and description of the business of the proposed assignee or subtenant, its most recent financial statement and other evidence of financial responsibility, its intended use of the Premises, and the terms and conditions of the proposed assignment or subletting. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after receipt of Tenant's notice of reacquiring the portion of the Premises proposed to be sublet or assigned and terminating the Lease with respect thereto. If Landlord does not exercise such option, provided that Tenant is not in default, Tenant shall be free to sublet such space or assign this Lease to such proposed assignee or subtenant, subject to the following:

                  (1) the consent of Landlord, it being understood and agreed by the parties hereto that it will not be unreasonable for Landlord to withhold consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord, or if Landlord deems such business to not be consistent with the other occupants in the Building, or if the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other occupant in the Building;

                  (2) if the space is not subleased or assigned within thirty
(30) days from the expiration of Landlord's option as set forth above, or any subsequent option as provided in this subsection 12.B.(2), Tenant shall, prior to entering into a sublease or an assignment of said space, once again give Landlord written notice and Landlord shall have thirty (30) days after the receipt thereof of reacquiring that portion of the Premises and terminating the Lease with respect thereto;

                  (3) no sublease or assignment shall be valid and no subtenant or assignee shall take possession of the space subleased or assigned until an executed counterpart of agreement of sublease or assignment has been delivered to and approved by Landlord;

                  (4) no subtenant or assignee shall have a right further to sublet or assign this Lease;

                  (5) any sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (pro-rated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment) shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder;

                  (6) such assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions contained in this Lease and no such assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an agreement acceptable to Landlord containing a covenant of assumption by the assignee; and

                  (7) Tenant's payment to Landlord, on demand, of Landlord's reasonable costs, including attorney's fees, in responding to any requests by Tenant for Landlord to consent.

         C. FUTURE COMPLIANCE. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the Event of Default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignment or subletting or may execute amendments or modifications to this Lease with assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease, except as set forth above.

         D. OTHER ASSIGNMENTS OR SUBLETTINGS.

                  (1) If Tenant is a corporation, any dissolution, liquidation, merger, consolidation or other reorganization of such corporation or any transfer of a controlling percentage of the corporate stock of Tenant (whether in a single transaction or cumulatively) shall constitute an assignment of this Lease for all purposes of this Section 12. This subsection 12.D.(1) shall not apply whenever Tenant is a corporation, the outstanding voting stock of which is listed or traded on a recognized securities exchange.

                  (2) If Tenant is a partnership and if, at any time, during the Term or any extension thereof the person or persons who, at the time of the execution of this Lease, own the partners' interest cease to own the partners' interest (except as a result of transfers by bequest or inheritance), such cessation of ownership shall constitute as assignment of this Lease for all purposes of this Section 12.

13. FIRE OR OTHER CASUALTY.

         A. GENERAL. Subject to the provisions of this subsection 13.A. and subsections 13.B. and 13.C, if the Premises are damaged by fire or other casualty, the damaged areas shall be repaired by and at the expense of Landlord to at least as good a condition as that which existed immediately prior to such damage, (i.e. the Landlord's Work) provided that Landlord receives adequate insurance proceeds including without limitation, the proceeds of the "LEASEHOLD IMPROVEMENT INSURANCE" (as hereinafter defined). In no event shall the Landlord be obligated to repair or restore to a condition in excess of that required by Landlord's Work. The rent until such repairs shall be made shall be apportioned from the date of such fire or other casualty according to the part of the Premises which is usable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after receipt from Tenant of written notice of such damage. Landlord's obligation to repair as aforesaid is subject to any delays caused by Acts of God, labor strikes or other events beyond Landlord's control, including without limitation, the failure of any mortgagee to release insurance proceeds to Landlord sufficient to pay the costs of any such repairs and Landlord's receipt of the proceeds of the Leasehold Improvement Insurance. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant acknowledges notice that (1) Landlord shall not obtain insurance of any kind on Tenant's furniture, furnishings, equipment or fixtures, alterations, improvements and additions, (2) it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense, and (3) Landlord shall not be obligated to repair any damage thereto, replace the same or otherwise do any work thereto except as set forth in this subsection 13.A. with respect to those improvements insured with the Leasehold Improvement Insurance.

         B. RECONSTRUCTION. If, in the sole opinion of Landlord, (1) the Premises are rendered substantially untenantable by reason of such fire or other casualty, or (2) twenty percent (20%) or more of the Premises is damaged by said fire or other casualty and less than six (6) months would remain of the Term or any extension thereof upon completion of the required repairs thereto, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days from and after such occurrence, to elect not to repair the Premises and, in such event, this Lease, the Term and the tenancy hereby created shall cease as of the date of such occurrence, the rent to be adjusted as of such date.

         C. SUBSTANTIAL DAMAGE. If the Building, in the sole opinion of the Landlord, shall be substantially damaged by fire or other casualty (regardless of whether or not the Premises were damaged by such occurrence), Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days from and after such occurrence, to terminate this Lease and, in such event, this Lease, the Term and the tenancy hereby created shall cease as of the date of such termination unless terminated as of the date of such occurrence in accordance with subsection 13.B hereof, the rent to be adjusted as of the date of such termination.

         D. CONTRIBUTION. Anything in this Section 13 to the contrary notwithstanding, if the damage resulted from or was contributed directly or indirectly by the fault, neglect or other conduct of Tenant or its subtenants or invitees, there shall be no abatement of rent except and to the extent Landlord received proceeds from Landlord's rental income insurance policy, if any, to compensate Landlord for loss of rent.

14. LIABILITY.

         A. DAMAGE IN GENERAL. Landlord, Agent and their respective agents, servants, and employees shall not be liable for, and Tenant hereby releases and relieves Landlord, Agent and their respective agents, servants, and employees from, all liability in connection with any and all loss of life, personal and bodily injury, damage to or loss of property, consequential damages loss or interruption of business occurring to Tenant, subtenants, invitees or any other person in or about or arising out of the Premises from, without limitation, (1) any fire, other casualty, accident, occurrence or condition in or upon the Premises or the Building; (2) any defect in or failure of: (a) plumbing, sprinkler, electrical, HVAC systems, or any other equipment or systems of the Premises or the Building, and (b) the vertical transportation, stairways, railings or walkways of the Building; (3) any steam, fuel, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises or the Building from the drains, pipes or plumbing, sewer or other installation of same, or from any other place or quarter; (4) the breaking or disrepair of any installations, equipment and other systems; (5) the falling of any fixture or well or ceiling materials; (6) broken glass; (7) latent or patent defects; (8) the exercise of any rights by Landlord or Agent under the terms and conditions of this Lease; (9) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (10) any acts or omissions of other persons; (11) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises. The generality of the foregoing notwithstanding, Tenant's release and relief of Landlord pursuant to this Section shall not apply where such loss of life, personal and bodily injury, damage to or loss of property, consequential damages loss or interruption of business Landlord's is caused by the negligence or other wrongful act or omission on the part of Landlord or any of its agents, contractors, subcontractors, servants, employees, subtenants or licensees.

         B. INDEMNITY. Tenant shall defend, indemnify and hold harmless Landlord, Agent and their respective agents and employees from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted by reason of any of the following which shall occur during the Term, or during any period of time prior to the Commencement Date when Tenant may have been given access to or possession of all or any portion of the Premises:

                  (1) any work or act done in, on or about the Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, unless such work or act is done or performed by Landlord or its agents or employees;

                  (2) any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

                  (3) Tenant's use and occupancy of the Premises and/or any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof unless caused by the negligence of Landlord, its employees or agents; and

                  (4) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

         Landlord shall defend, indemnify and hold harmless Tenant and its agents and employees from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted by reason of any of the following which shall occur during the Term:

                  (1) any work or act done in, on or about the Building outside of the Premises at the direction of Landlord, its agents, contractors, subcontractors, servants, employees or licensees, unless such work or act is done or performed by Tenant or its agents, contractors, subcontractors, servants, employees, licensees or invitees;

                  (2) any negligence or other wrongful act or omission on the part of Landlord or any of its agents, contractors, subcontractors, servants, employees, subtenants or licensees;

                  (3) any accident, injury or damage to any person or property occurring in, on or about the Building outside of the Premises unless caused by the negligence or other wrongful act or omission of Tenant or its agents, contractors, subcontractors, servants, employees, licensees or invitees;

                  (4) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

The aforesaid indemnity obligations shall survive the expiration of the Term or the termination of the Lease.

15. INSURANCE.

         A. INSURANCE REQUIREMENTS. During the Term and any extension thereof, Tenant shall obtain and maintain and promptly pay all premiums for the following types of insurance in the amounts specified and in the form heretofore provided for:

                  (1) Public Liability and Property Damage. General Public Liability Insurance covering the Premises and Tenant's use thereof against claims for bodily or personal injury or death, and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $3,000,000.00 combined single limit in respect of injury or death to any number of persons arising out of any one occurrence. The insurance coverage required under this Section shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 14. The general aggregate limits under the General Public Liability Insurance policy or policies must apply separately to the Premises and to tenant's use thereof. Accordingly, if Tenant obtains General Public Liability Insurance hereunder in the Commercial General Liability form of policies, or its equivalent as determined by Landlord, Tenant shall also obtain Insurance Services Office ("ISO") Endorsement CG-25-04-11-85, Amendment-Aggregate Limit of Insurance (Per Location) or its equivalent as determined by Landlord (the "ENDORSEMENT"). The certificate of insurance evidencing the Commercial General Liability form of policies and the Endorsement shall specify on the face thereof that the limits of such policies apply separately to the Premises.

                  (2) Tenant Leasehold Improvements and Property. Insurance covering: (a) all leasehold improvements in the Premises (such insurance is hereinafter referred to as the "LEASEHOLD IMPROVEMENT Insurance"); (b) all Tenant's leasehold improvements performed by, or at the direction of Tenant including heating, ventilating and air conditioning equipment and other alterations and additions made by Tenant pursuant to this Lease; and (c) trade fixtures, merchandise and personal property from time to time in, on or upon the Premises. All such insurance coverage shall be in amounts not less than one hundred percent (100%) of the full replacement cost from time to time during the Term, providing protection against perils included within the standard state form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. The policy required by subsection (a) above shall name Landlord as loss Payee. All other policy proceeds from insurance coverage carried by Tenant pursuant to (b) and (c) above shall be held in trust by Tenant's insurance company for the repair, reconstruction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of
Article 13.

                  (3) Workers' Compensation and Employer's Liability. Workers' Compensation and Employer's Liability insurance affording statutory coverage and containing statutory limits with the Employer's Liability portion thereof to have minimum limits of $1,000,000.00.

         B. ADDITIONAL REQUIREMENTS.

                  All policies of insurance provided for in this Section 15 shall be issued in form acceptable to Landlord by insurance companies with a financial size of not less than A+ as rated in the most current available "BEST'S INSURANCE REPORTS," and qualified to do business in the state in which Landlord's Building is located. Each and every such policy:

                  (1) Except for Worker's Compensation, Employer's Liability insurance, and casualty insurance covering Tenant's personal property, furniture and equipment shall be issued in the name of Tenant with Landlord and Agent and Landlord's mortgagee, if requested, as additional insureds and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant;

                  (2) Except for Worker's Compensation, Employer's Liability insurance, and casualty insurance covering Tenant's personal property, furniture and equipment shall be for the mutual and joint benefit and protection of Landlord and Tenant and any such other parties in interest;

                  (3) shall (or a certificate thereof shall) be delivered to each of Landlord and any such other parties in interest within ten (l0) days after delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

                  (4) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

                  (5) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

         C. BLANKET INSURANCE. Any insurance provided for in this Section may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

                  (1) Except for Worker's Compensation, Employer's Liability insurance, and casualty insurance covering Tenant's personal property, furniture and equipment, Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

                  (2) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                  (3) any such policy or policies except any covering the risks referred to in subsection 15.A.(1) shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the Tenant's improvements and property more specifically detailed in subsection 15.A.(2); and

                  (4) the requirements set forth in this Section are otherwise satisfied.

         D. INSPECTION OF POLICIES. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant with respect to the Premises for which policies or copies thereof are not delivered to Landlord.

         E. LANDLORD INSURANCE. During the term of this Lease, Landlord covenants that it will maintain comprehensive general liability insurance with broad form extended coverage with a minimum coverage of combined single limit of Three Million Dollars ($3,000,000). In addition, Landlord shall maintain and keep in effect throughout the term of this Lease insurance against loss or damage to the Building by fire or such other casualties as may be included within all-risk insurance, such insurance to be in an amount equal to the full replacement value of the Building. Upon Tenant's written request, Landlord shall provide Tenant with current certificates evidencing these policies.

         F. WAIVER. Each party hereby waives any and all rights of recovery against the other party hereto and its officers, agents, employees, or representatives, and Tenant hereby waives any rights it may have against any mortgagee, for the loss, damage, or injury to property arising from any event which is covered by insurance against fire, vandalism, malicious mischief, and extended coverage, and such other perils as are from time to time included in the "all risk" insurance policy(ies) carried by Landlord and Tenant pursuant to this Section 15 provided that such waiver shall apply only to the extent of any recovery by the injured party under such insurance. In the event the other party is a self-insurer (as may be permitted herein), such waiver shall be to the limit of that insurance required to be carried hereunder. Each party hereto, on behalf of its respective insurance companies hereby waives, to the extent of any recovery under any such insurance policies, any right of subrogation that one may have against the other, and Tenant on behalf of its insurance companies, hereby waives any right of subrogation which such insurer may have against any mortgagee. Each party hereto shall cause its respective insurance policies to contain endorsements evidencing such waivers of subrogation. The foregoing releases and waivers of subrogation shall be operative only so long as same shall neither preclude the obtaining of insurance nor diminish, reduce or impair the liability of any insurer. In the event that a waiver of subrogation cannot be obtained, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

16. EMINENT DOMAIN.

         A. TOTAL OR PARTIAL TAKING. If the whole of the Premises shall be condemned or taken either permanently or temporarily for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then, in such event, the Term shall cease and terminate from the date when possession is taken thereunder pursuant to such proceeding or purchase. The rent shall be adjusted as of the time of such termination and any rent paid for the period thereafter shall be refunded. If a portion only of the Premises or a portion of the Building containing same shall so be taken (even though the Premises may not have been affected by the taking of some other portion of the Building containing same), Landlord may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase or Landlord may elect to repair and restore, at its own expense, the portion not taken and thereafter the rent shall be reduced proportionate to the portion of the Premises taken.

         B. AWARD. In the event of any total or partial taking of the Premises or the Building, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest or Tenant now or hereafter arising in or to any such award or any part thereof and hereby waives all rights against Landlord and the condemning authority, except that Tenant shall have the right to claim and prove and to receive any award which may be made to Tenant, if any, specifically for damages for loss of good will, movable trade fixtures, equipment and moving expenses, provided that such award in no way diminishes or adversely affects Landlord's award.

17. DEFAULT AND REMEDIES.

         A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a material breach of the Lease and default by Tenant under the Lease (herein called an "EVENT OF DEFAULT"):

                  (1) failure of Tenant to take possession of the Premises within fifteen (15) days after written notice to Tenant that the same are substantially completed or ready for occupancy;

                  (2) the vacation, desertion or other abandonment of the Premises by Tenant; or Tenant's removal or manifestation of an intention to remove its property from the Premises;

                  (3) a failure by Tenant to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Tenant to Landlord and the continuation of such failure for five (5) days after written notice thereof to Tenant; provided that Landlord shall not be obligated to give such notice more than twice in any twelve (12) month period;

                  (4) a failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for twenty (20) days after written notice thereof to Tenant provided, however, that if the nature of the failure is such that the same cannot reasonably be cured within such period, Tenant shall not be deemed to be in default if Tenant shall immediately after such written notice commence to cure the same, shall continuously and diligently prosecute such curing thereafter to completion; and

                  (5) the filing of a petition by or against Tenant for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant's property; or, an assignment by Tenant for the benefit of creditors; or, the taking possession of the property of Tenant by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or for the operating, either temporary or permanent, of Tenant's business, provided, however, that if any such action is commenced against Tenant the same shall not constitute a default if Tenant causes the same to be dismissed or discharged within sixty
(60) days after the filing of same.

                  (6) the maintenance by Tenant of any waste, waste products, radioactive waste, polychlorinated byphenyls, asbestos, toxic or hazardous material or any other substance of any kind which is regulated by any law, statute, ordinance, rule, or regulation (collectively "WASTE") in the Premises.

                  (7) the failure to comply with the provisions of Article 12 of the Lease.

         B. REMEDIES OF LANDLORD.

                  (1) Upon the occurrence of any Event of Default Landlord, at its option and without notice or other act, may exercise any and all rights and remedies at law and/or in equity and/or under the Lease including, without limitation, all or any one or more of the following:

                           (a) Landlord may cure for the account of Tenant any
such default of Tenant and immediately recover, as additional rent from Tenant any expenditures made and the amount of any obligations incurred in connection therewith, plus interest equal to four (4) point(s) above the prime rate of PNC Bank, Philadelphia, Pennsylvania (as the same may exist from time to time) ("PRIME RATE") from the date of any such expenditure.

                           (b) Landlord may, without notice or other act,
accelerate the whole or any part of the Minimum Rent and additional rent for the entire unexpired balance of the Term, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant (collectively the "ACCELERATED RENT"). Any Accelerated Rent shall be due and payable on the date Landlord demands payment thereof as if by the terms of the Lease the same were due and payable on that date. To determine the amounts of the additional rent component of the Accelerated Rent, Landlord may fix those amounts based upon the highest monthly amounts thereof in or after the calendar year during which the Event of Default occurred.

                           (c) Landlord may terminate the Lease by written
notice to Tenant stating that the Lease is terminated. If such notice is given to Tenant, the Lease, the then unexpired Term and all of Tenant's estate, rights, title and interest in and to the Premises and the Lease shall cease and expire on the date specified in such notice, to be no less than five (5) days after the date of such notice, without any right on the part of the Tenant thereafter to nullify such termination by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken except that Tenant shall be and remain liable to Landlord under the Lease through the date on which the Term would otherwise have expired. If Landlord terminates this Lease, Tenant shall immediately quit and surrender to Landlord the Premises and remove itself and all other occupants thereof and, at Landlord's option, any property thereon without Landlord being liable to indictment, prosecution or damages therefor. No termination of the Lease shall relieve Tenant of Tenant's liability to Landlord or Tenant's obligations under the Lease, whether or not the Premises shall be relet, all of which shall survive such termination.

                           (d) Landlord may, at any time after the occurrence of
any Event of Default, whether or not the Lease has been terminated, re-enter and repossess the Premises and any part thereof with or without process of law, provided no undue force shall be used, and shall have the option without the need of any notice or other act (but not the obligation) in its own name or as agent for Tenant if the Lease has not been terminated or in its own behalf if the Lease has been terminated, to relet all or any part of the Premises; provided that Landlord shall not be required to accept any tenant proposed by Tenant or observe any instruction given by Tenant about such reletting. The failure of Landlord to relet the Premises or any part or parts thereof shall not release Tenant or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the rent thereof. In no event shall Tenant be entitled to receive any excess of net rents collected over sums payable by Tenant to Landlord hereunder. No such re-entry or taking possession of the Premises shall be construed as an election on the Landlord's part to terminate the Lease unless a written notice of such election by Landlord is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate the Lease for any previous Event of Default. For the purpose such reletting, Landlord may decorate or make repairs, changes, improvements, alterations or additions (collectively the "RELETTING WORK") in or to the Premises to the extent deemed by Landlord desirable or convenient, and the cost of the Reletting Work shall be charged to and payable by Tenant as additional rent hereunder, as well as any brokerage and legal fees expended by Landlord. If Landlord relets, all rents collected by Landlord from such reletting shall be applied first to the payment of any Tenant indebtedness not set forth in the immediately ensuing provisions of this sentence, second to the payment of any costs and expenses of such reletting including, without limitation, brokerage fees, attorneys' fees and costs and costs of the Reletting Work, third to unpaid rent other than Accelerated Rent, fourth to unpaid Accelerated Rent, if any, or if none, then to future Minimum Rent, additional and other rent as the same becomes due and payable hereunder. If the rents collected by Landlord from such reletting during a month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly on the days when the rent would have been payable under the Lease.

                           (e) Landlord may commence one or more actions to
recover all unpaid rent including, without limitation, the Accelerated Rent and/or recover possession of the Premises.

                           (f) All inventory, equipment, machinery, trade
fixtures, contents and other personal property of any kind no nature whatsoever at any time or from time to time within the Premises, whether owned by Tenant or others (collectively the "SUBJECT PROPERTY") is and throughout the Term as well as thereafter shall be subject to the lien of Landlord and distraint for any and all rent not paid when due, and Tenant hereby grants to Landlord such lien on the Subject Property and the right and remedy of distraint thereof together with the right and remedy of "SELF-HELP" (hereinafter defined). Such lien of Landlord shall be conclusively presumed to have been perfected and distraint of the Subject Property to have occurred by and on the date of a written notice of distraint given to Tenant or a written notice given to Tenant of the occurrence of an Event of Default (whichever written notice is first given). The term "SELF-HELP" means and shall be any action or other conduct by Landlord, any agent of or anyone else acting for Landlord, by which Tenant is deprived of possession or control over the Subject Property and includes, without limitation, the changing of locks of the Premises, denying Tenant entry to the Premises, terminating or otherwise ceasing Building Services to the Premises (including, without limitation, electricity, gas and/or water), entering the Premises, removing any, some or all of the Subject Property therefrom and/or storing the same, all at Tenant's sole cost and expense, proceeding with or without writ or process, assistance or involvement of constables or other officers and selling at private or other sale, by auction or otherwise, the Subject Property. Tenant hereby irrevocably authorizes and empowers Landlord and any agent of and/or anyone else acting for Landlord to exercise the right and remedy of Self-Help, Tenant agreeing that the exercise thereof is absolutely privileged and shall not constitute a breach or default of the Lease by Landlord or grounds for damages or other relief in favor of Tenant or any one directly or indirectly claiming by, through or under Tenant and Tenant shall defend, protect, indemnify and hold harmless Landlord, all agents of and anyone else acting for Landlord, therefrom.

                  (2) Landlord shall have the right of injunction (including, without limitation, specific performance) in the event of an Event of Default or threat thereof, or other default or breach or threat thereof by Tenant of any of the agreements, conditions, covenants or terms hereof to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in the Lease or at law or in equity are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be the exclusion of any other.

                  (3) Tenant expressly waives the benefits of all laws, now or hereafter in force, exempting any of Tenant's property on the Premises or elsewhere from distraint, levy or sale in any proceedings taken by Landlord to enforce any rights under the Lease. Tenant further waives the right of inquisition on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of the Lease, and does hereby voluntarily condemn the same and authorize the Prothonotary to enter a writ of execution or other process upon Tenant's voluntary condemnation, and further agrees that said real estate may be sold on a writ of execution or other process. Tenant specifically waives the right to the three (3) months notice and/or the fifteen (15) or thirty (30) days notice required under certain circumstances by the Landlord and Tenant Act of 1951, as amended, and agrees that the notice or notices period or periods set forth in the Lease shall be sufficient in either or any such case. The right to confess or otherwise enter judgment against Tenant and to enforce all of the other provisions of the Lease herein provided for may be exercised by any assignee of Landlord's right, title and interest in the Lease, in such assignee's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with any Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

                  (4) CONFESSION OF JUDGMENT - RENT. TENANT COVENANTS AND AGREES THAT IF THERE IS AN EVENT OF DEFAULT, THEN LANDLORD MAY, WITHOUT LIMITATION AND WITHOUT NOTICE OR OTHER ACT, CAUSE JUDGMENTS FOR MONEY TO BE ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF
ATTORNEY: (I) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOMEONE ACTING FOR LANDLORD), IN ANY AND ALL ACTIONS COMMENCED AGAINST TENANT FOR RECOVERY OF THE RENT AND/OR OTHER AMOUNTS TO BE PAID TO LANDLORD BY TENANT, TO APPEAR FOR TENANT AND TO CONFESS OR OTHERWISE ENTER JUDGMENT AGAINST TENANT AND ASSESS DAMAGES AGAINST TENANT FOR ALL OR ANY PART OF THE RENT AND/OR OTHER AMOUNTS TO BE PAID TO LANDLORD BY TENANT INCLUDING, WITHOUT LIMITATION, ACCELERATED RENT, TOGETHER WITH INTEREST, COSTS AND AN ATTORNEYS' COMMISSION OF FIVE PERCENT (5%) OF THE FULL AMOUNT OF SUCH RENT, AMOUNTS AND SUMS, AND THEREUPON WRITS OF EXECUTION FOR LEVY AND ATTACHMENT MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (II) THE WARRANT OF ATTORNEY HEREIN GRANTED SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF BUT SUCCESSIVE ACTIONS MAY BE COMMENCED AND SUCCESSIVE JUDGMENTS MAY BE CONFESSED OR OTHERWISE ENTERED AGAINST AND DAMAGES ASSESSED AGAINST TENANT FROM TIME TO TIME AS OFTEN AS ANY OF THE RENT AND/OR OTHER AMOUNTS AND SUMS SHALL FALL OR BE DUE OR BE IN ARREARS, AND THIS WARRANT OF ATTORNEY MAY BE EXERCISED BEFORE AND/OR AFTER THE TERMINATION OR EXPIRATION OF THE TERM AND/OR DURING OR AFTER ANY EXTENSIONS OF THE TERM OR RENEWALS OF THE LEASE.

                  (5) CONFESSION OF JUDGMENT - POSSESSION. TENANT COVENANTS AND AGREES THAT IF THERE IS AN EVENT OF DEFAULT OR THE LEASE IS TERMINATED OR THE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF IS EXPIRES, THEN AND IN ADDITION TO THE RIGHTS AND REMEDIES SET FORTH IN SECTION 17.B(4), LANDLORD MAY, WITHOUT LIMITATION AND WITHOUT NOTICE OR OTHER ACT, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE PREMISES TO ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOME ONE ACTING FOR LANDLORD) IN ANY AND ALL ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE PREMISES TO APPEAR FOR TENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE PREMISES AGAINST TENANT WHICH JUDGMENT SHALL BE ENFORCEABLE AGAINST TENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER TENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (II) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES INCLUDING, WITHOUT LIMITATION, APPEARING FOR TENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT IN EJECTMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES AS HEREINBEFORE SET FORTH.

                  (6) IN ANY ACTION OR PROCEEDING DESCRIBED IN SUBSECTION 17.B(4) AND/OR SUBSECTION 17.B(5) OR IN CONNECTION THEREWITH, IF A COPY OF THE LEASE IS THEREIN VERIFIED BY LANDLORD OR SOMEONE ACTING FOR LANDLORD TO BE A TRUE AND CORRECT COPY OF THE LEASE (AND SUCH COPY SHALL BE CONCLUSIVELY PRESUMED TO BE TRUE AND CORRECT BY VIRTUE OF SUCH VERIFICATION), THEN IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THE LEASE, ANY STATUTE, RULE OF COURT OF LAW, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT HEREBY RELEASES TO LANDLORD, ANYONE ACTING FOR LANDLORD AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT ALL ERRORS IN PROCEDURE REGARDING THE ENTRY OF JUDGMENT OR JUDGMENTS BY CONFESSION OR OTHERWISE BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THE LEASE, AND ALL LIABILITY THEREFOR. THE RIGHT TO ENTER JUDGMENT OR JUDGMENTS BY CONFESSION OR OTHERWISE BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THE LEASE AND TO ENFORCE ALL OF THE OTHER PROVISIONS OF THE LEASE MAY BE EXERCISED BY ANY ASSIGNEE OF LANDLORD'S RIGHT, TITLE AND INTEREST IN THE LEASE IN SUCH ASSIGNEE'S OWN NAME, ANY STATUTE, RULE OF COURT OR LAW, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

                  (7) Tenant, for itself and on behalf of any and all persons claiming through or under it (including creditors of all kinds), does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the premises or to have a continuance of this Lease for the Term, as it may have been extended, after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

                  (8) Neither this Lease nor any rights or privileges hereunder shall be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding. If Landlord shall not be permitted to terminate this Lease because of the provisions of the United States Bankruptcy Code, Tenant or any trustee for it shall, within fifteen (15) days upon request by Landlord to the Bankruptcy Court, assume or reject this Lease unless all defaults hereunder shall have been cured, Landlord shall have been compensated for any monetary loss resulting from such default and Landlord shall be provided with reasonably adequate assurance of full and timely performance of all provisions, terms and conditions of this Lease on the part of Tenant to be performed.

                  (9) The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any act hereof, or the right of the party to thereafter enforce each and every such provisions, right or remedy. No waiver or any breach or default of this Lease shall be held to be a waiver of any other or subsequent breach or default. The receipt by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the Term and any extension thereof shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

18. SUBORDINATION.

         A. GENERALLY. This Lease shall be subject and subordinate at all times to the lien of any mortgagees and/or ground rents and/or other encumbrances now or hereafter placed on the Premises or the Building without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination, but the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages and/or ground rent and/or other encumbrances as shall be desired by any mortgagee or proposed mortgagee or by any person. Tenant hereby appoints the Landlord attorney-in-fact of Tenant irrevocably to execute and deliver any such instrument for and in the name of Tenant.

         B. RIGHTS OF MORTGAGEE. In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or otherwise terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right:

                  (1) Until it has given written notice of such act or omission to the holder of each such mortgage or ground Lease whose name and address shall previously have been furnished to Tenant in writing; and

                  (2) Until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

         C. TENANT'S ATTORNMENT. In the event of any foreclosure of, or the exercise of a power of sale under, any mortgage or deed of trust referred to in this Section or in the event of the termination of any ground lease pursuant to which Landlord is the lessee, Tenant, upon the purchaser or lessor's request, shall attorn to and recognize the purchaser or Landlord's lessor as Landlord under this Lease. Tenant agrees that, upon the request of Landlord or any lessor, mortgagee or trustee, Tenant shall execute and deliver any instruments which may be required for the purposes of carrying out the intention of this
Section 18.

19. SURRENDER AND HOLDING OVER.

         A. SURRENDER. The Lease shall terminate and Tenant shall deliver up and surrender possession of the premises on the last day of the Term hereof, and Tenant waives the right to any notice of termination or notice to quit. Tenant covenants that upon the expiration or sooner termination of this Lease, Tenant shall deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of the Lease and in accordance with the terms hereof, normal wear and tear and, subject to
Section 13 hereof, damage by casualty excepted.

         B. HOLD OVER. Upon the failure of the Tenant to surrender possession of the Premises upon the expiration or sooner termination of this Lease, Tenant's continued occupancy may be treated by Landlord as a month-to-month tenancy and during such occupancy, Tenant shall pay to Landlord, an amount equal to two hundred percent (200%) of the rent required to be paid under this Lease as applied to any period in which Tenant shall remain in possession after expiration or sooner termination of this Lease. If Landlord requires Tenant to timely vacate the Premises and Tenant fails to do so within thirty (30) days, in addition to being responsible for the rent set forth above, Tenant shall pay to Landlord an amount equal to all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession.

20. DELAY IN POSSESSION. In the event that the Premises are not ready for Tenant's occupancy at the time herein fixed for the beginning of the Term because of any alterations or construction now or hereafter being performed either to the Premises or to the Building of which the Premises form a part (unless such alterations are being done by Tenant or Tenant's contractor, or unless the delay in completing such alterations was caused by Tenant in which case there shall be no suspension or proration of rent or other sums), or because of the non-completion of the Building of which the Premises form a part, or because Landlord being itself a tenant of the same Premises has not received possession thereof from its landlord for any reason whatsoever, or because of the failure or refusal of the occupant of the Premises who is or may be in possession immediately before the beginning of the Term hereof to vacate and surrender up the same, or because of any restrictions, limitations or delays caused by government regulations or governmental agencies, this Lease and the Term hereof shall not be affected thereby, nor shall Tenant be entitled to make any claim for or receive any damages whatsoever from Landlord, and the Term hereof shall nevertheless end on the date herein originally fixed, but no rent herein provided to be paid by Tenant shall become due until the Premises are substantially completed, and until that time the rent shall be suspended and pro-rated.

21. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights:

         A. BUILDING NAME. To name the Building and to change the names or street addresses of the Building.

         B. EXTERIOR SIGNS. To install and maintain a sign or signs on the exterior of the Building.

         C. REDECORATION. During the last six (6) months of the Term, if during or prior to that time Tenant has vacated or otherwise abandons the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant's obligation to pay rent for the Premises.

         D. PASS KEYS. To constantly have pass keys to the Premises.

         E. ADJOINING AREAS. To have the use of and reasonable access through the Premises for the purposes of operation, maintenance, decoration and repair of all walls, windows and doors bounding the Premises (including exterior walls of the Building, core corridor walls and doors and any core corridor entrance) except the inside surfaces thereof, any terraces or roofs adjacent to the premises used for shafts, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other facilities are reserved to Landlord.

         F. ACCESS TO PREMISES. Landlord, Agent and their respective employees and agents shall have the right to enter the Premises at all reasonable times during normal business hours and at any time in case of an emergency for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Building and making such alterations, repairs, improvements or additions or doing other work to the Premises or to the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and Agent may enter by means of a master key or card (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease.

22. SPRINKLER SYSTEM; LIFE SAFETY SYSTEM. If there now is or shall be installed in the Building a "sprinkler system" or "life safety system" and if such systems or any of their appliances shall be damaged or injured or not in proper working order by Tenant or its agents, servants, employees, invitees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the Board of Fire Underwriters or Fire Insurance Exchange or any governmental bureau, department or official requires or recommends that any changes, modification, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents in the Premises, or for any other reason attributable to Tenant, or if any such changes, modification, alterations, additional sprinkler heads or other equipment, becomes necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system or life safety system under the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant, shall, at Tenant's sole cost and expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

23. ENVIRONMENTAL CONSIDERATIONS.

         (A) For purposes of this Section 23, the following definitions shall apply:

                  (1) "ENVIRONMENTAL RELEASE": The term Environmental Release shall mean any intentional or unintentional releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Toxic Substance (hereinafter defined) from, on, into or about the land, water or air of the Premises, the Building, the Common Areas in the Building or the real property surrounding the Building.

                  (2) "TOXIC SUBSTANCE": The term Toxic Substance shall mean a hazardous substance, hazardous waste, pollutant or contaminant, as such terms are now or hereafter defined in all applicable federal, state, and local laws, ordinances or regulations now or hereafter enacted or amended, and any and all other terms which are or may be used in any or all applicable laws now or hereafter enacted to define prohibited or regulated substances.

         (B) Tenant shall not use the Premises, the Building, the Common Areas in the Building or the real property surrounding the Building (or any part of the Premises, the Building, the Common Areas or real property) for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a Toxic Substance in violation of applicable laws.

         (C) Tenant and its agents, employees, contractors, licensees and invitees shall not cause or permit to exist, as the result of an action or omission by one or more of them, an Environmental Release. The occurrence of an Environmental Release, or a violation of any covenant, representation or warranty of this Section 23, shall be deemed an Event of Default under this Lease.

         (D) Notwithstanding the foregoing, Tenant may use cleaning materials and office supplies in the ordinary course of Tenant's business, in reasonable quantities and provided that such materials and supplies are used, stored and disposed of in compliance with any and all applicable laws, ordinances and regulations, as now or hereafter enacted.

         (E) Except as provided in Section 8.E., Tenant shall dispose, remove and/or arrange for the disposal and/or removal of its trash by a trash disposal company, approved by Landlord, which shall be operated in accordance with applicable laws, ordinances and regulations. Tenant and its agents, employees, contractors, licensees and invitees shall not place or permit the placement of any Toxic Substance in any waste receptacle located in the Premises, the Building, the Common Areas in the Building, the plumbing or sewer systems of the Building or the real property surrounding the Building.

         (F) Tenant shall comply with all applicable laws, ordinances and regulations of all governmental authorities, as now or hereafter enacted, including, without limitation, all laws, ordinances and regulations governing a Toxic Substance.

         (G) The covenants, representations and warranties provided in this
Section 23 shall survive the expiration or earlier termination of this Lease.

         (H) Tenant shall pay, defend, indemnify, and hold harmless Landlord from and against any and all claims, losses, costs, damages liabilities and fines arising from or relating to Environmental Releases to the extent caused by the acts, negligence, misconduct or other fault of Tenant, its agents, employees, contractors, licensees, invitees or subtenants or failure of Tenant, or its agents employees, contractors, licensees, invitees or subtenants to comply with the provisions of this Section 23.

         (I) Landlord shall remove from or encapsulate within the Premises any Toxic Substances which exist in violation of applicable laws, provided that (i) the Toxic Substances were located within the Premises prior to the date on which Tenant took possession of the Premises, or were brought into the Premises by Landlord or its employees, contractors or licensees, and (ii) Tenant delivers to Landlord written notice of the existence of the Toxic Substances within forty-eight (48) hours of discovering such substances.

24. SUBSTITUTE PREMISES. Landlord, at its sole expense and upon at least sixty
(60) days prior written notice, may require Tenant to move from the Premises to another suite of comparable size in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in or coming into the Building. The failure of Tenant to relocate in accordance with this Section 24 shall constitute an Event of Default hereunder and Tenant shall be additionally liable to Landlord for all consequential damages suffered by Landlord on account thereof. In the event of any such relocation, Landlord will pay all the expenses of preparing and decorating the other suite so that the same will be substantially similar to the Premises. In addition, Landlord shall pay the reasonable expenses of moving Tenant's furniture and equipment to the other suite. Occupancy of the other suite shall be under and pursuant to the terms of this Lease. Notwithstanding the foregoing, if at the time such relocation is required, there is, in Landlord's sole opinion, not sufficient remaining time within the Term of this Lease to fully amortize Landlord's cost of relocating Tenant, Landlord shall have the right to terminate this Lease upon sixty (60) days prior written notice to Tenant.

25. ESTOPPEL STATEMENT. Tenant shall, at any time and from time to time within ten (10) business days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing duly executed by Tenant (A) certifying that this Lease is in full force and effect without modification or amendment (or, if there have been any modifications and amendments, the nature thereof), (B) certifying the dates to which annual Minimum Rent and additional rent have been paid, and (C) either certifying that no default exists under this Lease or specifying each such default, it being the intention and agreement of Landlord and Tenant that if Tenant shall fail to respond within the aforesaid ten (10) day period, Tenant shall be deemed to have given such statement as above provided, that this Lease is in full force and effect, that no default in Landlord's performance remains uncured, that the security deposit, if any, is as stated in this Lease and that not more than one (1) month's rent has been paid in advance.

26. QUIET ENJOYMENT. Upon payment by Tenant of rent and upon the observance and performance by Tenant of all the terms, covenants, conditions, provisions and agreements of this Lease on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term of this Lease without hindrance or interruption by Landlord or by any person or persons lawfully claiming or holding by, through or under Landlord, subject, nevertheless, to the terms, covenants, conditions and provisions of this Lease, to all other agreements, conditions, restrictions and encumbrances of record and to all mortgages, installment sale agreements and underlying leases of record to which this Lease is, or shall become subject and subordinate.

27. BROKERS; AGENT. Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Agent (or Landlord) for this Lease and with no other broker, firm, company or person. Tenant (for good and valuable consideration) shall indemnify and hold Landlord and Agent harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord and/or Agent by reason of the falsity or error of the aforesaid warranty. It is expressly understood and agreed by Landlord and Tenant that Agent is acting as agent only, and shall not in any event be liable to either Landlord or Tenant for the fulfillment or non-fulfillment of any of the terms, covenants, conditions or provisions of this Lease, or for any action or proceeding taken by Landlord against Tenant or by Tenant against Landlord. Within three (3) business days after the full execution of the Lease, Landlord shall pay to PREIT-Rubin, Inc. a leasing commission in the amount of $155,146.00.

28. LANDLORD STATUS. Landlord's obligations hereunder shall be binding upon Landlord only for a period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then matured, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of the Landlord in the Building of which the Premises form a part and no other assets for the satisfaction of any claim, remedy or cause of action accruing to Tenant.

29. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be in writing and shall be given by either registered or certified mail (postage prepaid), or by courier guaranteeing overnight delivery or by personal delivery addressed in accordance with the notice addresses specified on page one (1) of this Lease. Additionally, all notices shall be deemed effectively given if sent by Landlord and Tenant's respective counsel. Each notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is received or rejected if sent in accordance herewith. Each party may change its address to which any notice shall be delivered or sent by giving written notice of such change to the other party hereto in the manner herein provided. Notices by Landlord may also be sent by Agent on Landlord's behalf.

30. MISCELLANEOUS PROVISIONS.

         A. FORCE MAJEURE. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, inability to obtain any material or services, civil commotion or Acts of God. With the exception of the obligation to pay any sum due under this Lease, including without limitation Tenant's obligation to pay Rent, Tenant shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Tenant's control, which shall include, without limitation, all labor disputes, inability to obtain any material or services, civil commotion or Acts of God, provided that Tenant has given written notice of the delay to Landlord within forty-eight (48) hours of the date on which Tenant first acquires knowledge of the delay.

         B. COMMON AREAS. All parking areas, walkways, vertical transportation, stairs, driveways, alleys, public corridors and fire escapes, and other areas, facilities and improvements as may be provided by Landlord from time to time for the general use in common of Tenant and other tenants, which may be extended to their employees, agents, invitees and licensees, shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all such areas, facilities and improvements, and to change the location of or otherwise alter or modify any or all of the aforementioned Common Areas, facilities, and improvements so long as Landlord continues to provide adequate passageways to the Premises.

         C. RULES AND REGULATIONS. Tenant shall observe and comply with the Rules and Regulations annexed hereto as EXHIBIT "E" and made a part hereof. All such Rules and Regulations shall apply to Tenant and its invitees and subtenants.

         D. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of that corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with the duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon the corporation in accordance with its terms.

         E. NO RECORDATION. This Lease shall not be filed of record; however, upon request of Landlord, a memorandum of the Lease in compliance with law shall be executed by Landlord and Tenant and recorded, with recordation costs paid by Landlord.

         F. SUCCESSORS. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor has first been obtained as provided in Section 12.

         G. GOVERNING LAW. This Lease shall be construed, governed and enforced in accordance with the laws of the state in which the Premises is located.

         H. SEVERABILITY; SEPARATE COVENANTS. If any provisions of this Lease or portions thereof shall be held to be invalid, void or unenforceable, the remaining provisions of this Lease or portions thereof shall in no way be affected or impaired and such remaining provisions or portions thereof shall remain in full force and effect. Furthermore, each covenant, agreement, obligation and other provision contained in this Lease is, and shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, and not dependent on any other provision of this Lease unless expressly so provided.

         I. CAPTIONS. Any heading preceding the text of the several Sections and subsections hereof are inserted solely for the convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect.

         J. CERTAIN DEFINITIONS. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural where appropriate; and words of any gender shall mean and include any other gender. The parcel of land on which the Building is located is hereinafter referred to as the "LAND". For purposes of this Lease, the term "BUILDING" includes the Land and other improvements on which the Building is constructed and "PROPERTY" shall mean "the Land and Building" or "either the Land or the Building".

         K. EXECUTION. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

         L. WAIVER OF JURY TRIAL. It is mutually agreed that Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other as to any matters arising out of or in any way connected with this Lease.

         M. FINANCIAL STATEMENTS. Within ten (10) days after request in writing therefor from Landlord, Tenant agrees to deliver to Landlord Tenant's financial statements filed with the Securities and Exchange Commission.

         N. ENTIRE AGREEMENT. This Lease (including the Exhibits and any Riders hereto) contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and proposals (either written or oral). This Lease may not be modified or terminated orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. The submission of this Lease by Landlord, its attorneys or agents, for examination or execution by Tenant, does not constitute a reservation of (or option for) the Premises in favor of Tenant and Tenant shall have no right or interest in the Premises and Landlord shall have no liability hereunder, unless and until this Lease is executed and delivered by Landlord.

31. MISCELLANEOUS/COMPLIANCE WITH LAWS AND THE AMERICANS WITH DISABILITIES ACT.

Tenant agrees to comply with all applicable federal, state and local laws, rules, regulations, guidelines, judgments and orders which now or in the future enact requirements as to the use and occupancy of the Premises, including the requirements imposed by the Americans with Disabilities Act ("ACT") which imposes requirements relating to the design and use of the Premises. The Act requires, among other things, that the Premises be designed to remove architectural barriers so that the Premises will be readily accessible to people with disabilities, on the same basis as the Premises are accessible to those without such disabilities. The foregoing obligation of Tenant however shall not permit Tenant to make any changes to the Premises which otherwise would require Landlord's approval by virtue of this Lease. Tenant shall instruct its architect or designer to prepare Tenant's plans for the Premises so as to assure that the Premises will be in compliance with such Act.

THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGMENT CONTAINED IN SECTION 17B HEREOF AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE AND THAT THE UNDERSIGNED WAIVES ANY RIGHT TO A HEARING WHICH WOULD OTHERWISE BE A CONDITION TO LANDLORD'S OBTAINING THE JUDGEMENTS AUTHORIZED BY SECTION 17B.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized officers or representatives as of the day and year first above written.

LANDLORD:

BELLEVUE ASSOCIATES

By:      BELLEVUE INC.,
         a Pennsylvania corporation,
         Its General Partner


         By:  /s/ George F. Rubin
              ---------------------
         Name:  GEORGE F. RUBIN
         Title: Treasurer/Secretary



TENANT:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


By:  /s/ Jonathan B. Weller
    -----------------------
Name:  Jonathan B. Weller
Title: President

                              SCHEDULE OF EXHIBITS



EXHIBIT             CONTENTS
-------             --------

 "A"                Floor Plans

 "B"                [INTENTIONALLY DELETED.]

 "C"                Final Plans

 "D"                Plan Requirements and other Tenant Construction Standards

 "E"                Rules and Regulations Definitions

 "F"                Janitorial Requirements

                                ADDENDUM TO LEASE

         THIS ADDENDUM is hereby made part of that certain Lease (the "Lease") between BELLEVUE ASSOCIATES, as Landlord, and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, as Tenant, for those Premises shown on Exhibit "A" of the Lease at "The Bellevue" and is executed on even date with the Lease.

         In the event a conflict arises between the provisions of this Addendum and any other part of the Lease, the provisions of this Addendum shall modify and supersede such other part of the Lease to the extent necessary to eliminate any such conflict but no further. All terms which are defined in the Lease shall have the same meaning when used herein.

SECTION                             4.B Section 4.B of this Lease is hereby
RENT/INDEXED                        deleted and the following Section 4.B
INCREASES/OTHER                     entitled "Other Rent" substituted therefor:
RENT
                                            B. Other Rent. Landlord is the owner
                                    of the "Parking Facility" (hereinafter
                                    described). Landlord hereby agrees to make available to Tenant such number of designated parking spaces the "Parking
                                    Spaces") as Landlord and Tenant shall agree upon in certain multi-level enclosed parking facility (the "Parking Facility") located at 220-228 South Broad Street, Philadelphia,
                                    Pennsylvania. During the Term and, if
                                    applicable, the Extended Term, Tenant shall be entitled to twelve (12) Parking Spaces.
                                    The designated Parking Spaces will be
                                    numbered by Landlord. All of the Parking
                                    Spaces will be furnished on a monthly basis at market rates (as the same may exist from time to time) so long as there is not then existing an uncured event of default under this Lease. If Tenant fails to pay all charges in connection with the Parking
                                    Spaces, Landlord shall have the right to terminate all of Tenant's rights with respect to said spaces and deactivate the applicable gate access cards as its sole and exclusive remedy.

SECTION 4.G                         In the second (2nd) line of Section 4-G of
RENT/LATE CHARGE                    this Lease entitled "Rent/Late Charge" the
                                    word "when" is hereby deleted and the words
                                    "within ten (10) days after" substituted therefor.

SECTION 4.H                         Section 4.H of this Lease entitled
RENT/SECURITY                       "Rent/Security Deposit" is hereby deleted
DEPOSIT                             and the following is substituted therefore:

SECTION 4.I                         In the eighth (8th) line of Section 4-1 of
RENT/USE AND                        this Lease entitle "Rent/Use and Occupancy
OCCUPANCY TAX                       Tax" the words "be solely responsible to"
                                    are hereby inserted after the word "will".

SECTION 5                           Section 5 of this Lease entitled
DEFINITIONS:                        "Definitions Operation and Maintenance
OPERATION AND                       Charge ("OMC") Sum; Taxes" is hereby deleted
MAINTENANCE                         and the following substituted therefor:
CHARGE ("OMC")
SUM; TAXES
                                    In this Lease, the following terms shall have the meanings hereinafter provided:

                                            A. "Operation and Maintenance Charge
                                    ("OMC") Sum" shall mean all of Landlord's operating costs and expenses paid or incurred (even if not yet payable) in the operation and maintenance of the Building and the Common Areas, but only to the extent that such costs and expenses are allocable, as provided below, to the Office Portion of the Building, all computed on an accrual basis and in accordance with the terms of this Lease.

                                            Landlord's costs and expenses in the
                                    operation and maintenance of the Building and the Common Areas shall be allocated to the Office Portion of the Building on the following basis:

                                            First: (i) if electricity is
                                    separately metered to the Office Portion, to the extent so metered, those costs shall be allocated to the Office Portion. Electricity separately metered to either the Retail Portion or Hotel Portion or any parts thereof shall not be allocated, in whole or in part, to the Office Portion.

                                                   (ii) Services provided to or
                                    costs incurred exclusively for the Office
                                    Portion shall be allocated to the Office
                                    Portion; services provided to or costs
                                    incurred exclusively for the Retail Portion or the Hotel Portion or any parts hereof shall not be allocated, in whole or part, to the Office Portion.

                                            Second. After the above described
                                    determinations and calculations are made, the services provided to or costs incurred for the Building as a whole but which are demonstrably utilized by the tenants, occupants and invitees of the Office Portion and also the Retail Portion and/or the Hotel Portion (such as, for example, the freight elevator) may be reasonably allocated by Landlord to the Office Portion based on the experienced utilization (which may change from time to time) between the tenants, occupants and invitees of the office Portion and those of the Retail Portion and/or the Hotel Portion.

                                            Third. After the above described
                                    determinations and calculations are made, the services provided to or costs incurred for the Building that have not been thus allocated shall be allocated to the Office Portion of the Building on the basis of the comparative square footage of the Office Portion, the Retail Portion and Hotel Portion of the Building; and for purposes of such allocation, Landlord and Tenant agree that (based upon the configuration of the Office Portion, Retail Portion and Hotel Portion of the Building as of the date of this Lease) the square footage of the Office Portion of the Building constitutes 46.39% of the total square footage of the Building.

                                            The OMC Sum shall include, without
                                    limitation, but subject to allocation in conformity with the foregoing procedures, the following:

                                                     (1) to the extent not
                                    separately metered or submetered for the use of other tenants occupying or who would occupy the Building (it being agreed that Landlord shall separately meter or submeter the Ballroom, the Retail Portion and the Hotel Portion of the Building), all gas, electricity, steam, fuel, water (domestic and fire protection), sewer and other utility charges (including surcharges) of whatever nature; provided that in the event that Landlord elects to separately meter or submeter Tenant's utility usage at the Premises, but Landlord does not separately meter or submeter the utility usage of all tenants occupying the Office Portion of the Building, the OMC Sum shall not include the utility usage of tenants occupying the Office Portion who are not separately metered or submetered;

                                                     (2) insurance premiums
                                    respecting the insurance coverage maintained by Landlord, and the amounts of any deductible losses not covered by such insurance that are paid by Landlord;

                                                     (3) reasonable Building
                                    personnel costs, including, without
                                    limitation, salaries, wages, fringe
                                    benefits, taxes, insurance and other direct and indirect costs, for personnel assigned exclusively to the Office Portion and for personnel assigned to the Building generally;

                                                     (4) reasonable costs of
                                    service and maintenance contracts,
                                    including, without limitation cleaning and security services;

                                                     (5) all other maintenance
                                    and repair expenses (excluding repairs and general maintenance to the interior of any tenant space or respecting improvements and alterations made by or for tenants of the Building other than Tenant) and the cost of materials, tools and supplies relative thereto;

                                                     (6) to the extent not
                                    otherwise excluded by this Subsection 5.A, any other reasonable costs and expenses incurred by Landlord in operating and maintaining the Building and Common Areas;

                                                     (7) the cost of any
                                    additional services not provided to the
                                    Building on the Commencement Date but
                                    thereafter provided by Landlord in prudent management of the Building;

                                                     (8) Landlord's central
                                    office accounting costs and overhead
                                    reasonably incurred and allocable to the Building;

                                                     (9) legal, accounting and
                                    other fees of consultants, engineers and other design professionals allocable to the Building [excluding, fees related to leasing space in the Building, collecting delinquent rents from other tenants of the Building, and the costs of capital improvements to the Building (unless specifically permitted and described in this Subsection 5.A)];

                                                     (10) costs of repairing and
                                    maintaining vertical transportation systems, including the costs of service and maintenance contracts in connection therewith allocable to the Building;

                                                     (11) costs of uniforms for
                                    Building service personnel allocable to the Building;

                                                     (12) costs of rent
                                    insurance allocable to the Building;

                                                     (13) reasonable management
                                    fees and charges allocable to the Building
                                    (not to exceed as to the Office Portion four percent (4%) of gross rents to the Office Portion);

                                                     (14) costs of snow, ice,
                                    trash and garbage removal and pest control allocable to the Building;

                                                     (15) to the extent not
                                    covered by warranty or reimbursed by
                                    insurance, costs of repairing the HVAC and other systems of the Building, it being understood that the foregoing shall not include expansions or improvements of the HVAC or other such systems due to Capital Improvements made by Landlord;

                                                     (16) costs of interior and
                                    exterior planting, replanting and replacing flowers, shrubbery, plants, trees and other landscaping for the Building;

                                                     (17) costs of maintaining,
                                    repairing and replacing Building and Common
                                    Areas amenities including, without
                                    limitation, awnings, railings and floor mats of the Building;

                                                     (18) sales, use, excise
                                    taxes and fees allocable to the Building;

                                                     (19) costs required by the
                                    application or enforcement of federal, state and local statutes, codes, regulations and rulings allocable to the Building (other than structural repairs or costs of compliance with requirements of statutes, codes, regulations and rulings that apply to the Building or the improvement of any space in the Building for tenant use or occupancy);

                                                     (20) costs of installing
                                    energy cost saving equipment or systems that materially will reduce or de-accelerate, over a reasonable period of time, the energy costs of the Building, but only to the extent of the savings realized as estimated by the Building's engineer;

                                                     (21) costs of maintaining,
                                    repairing, and replacing sidewalks, loading and unloading areas and surrounding common Areas of the Building;

                                                     (22) costs of routine
                                    repairing and cleaning the Building facade
                                    (other than sandblasting or chemical
                                    cleaning of the entire Building);

                                                     (23) costs of painting the
                                    exterior of the Building; and

                                                     (24) costs of maintaining,
                                    repairing and clearing fountains,
                                    sculptures, art features, fencing, screening and similar items located within or outside of the Building.

                                            Operating Expenses shall not
                                    include:

                                                     (1) special cleaning or
                                    other services not provided to substantially all tenants of the Office Portion of the Building;

                                                     (2) the cost of any items,
                                    whether purchased or leased, which, under generally accepted accounting principles, would be considered to be a capital item or improvement (unless such item is specifically permitted under Subparagraphs
                                    (10), (15), (17), (19), (20) or (21) above,
                                    and then only to the extent of an annual charge which results in such cost being amortized over the actual useful life of the item based on established accounting rules to calculate the useful life of the item) and described in this Subsection 5.A), depreciation, interest, debt service, (or any other financing charge, fee or cost) or rents (including ground rents) paid or incurred by Landlord;

                                                     (3) any charge or fee paid
                                    by, or for which Landlord is reimbursed by, the proceeds of insurance or by Tenant or any other tenant occupying the Building;

                                                     (4) leasing commissions;

                                                     (5) cost relating to
                                    maintaining Landlord's existence as a
                                    partnership, corporation, or other entity;

                                                     (6) structural repairs to
                                    the Building;

                                                     (7) costs relating to the
                                    operation and maintenance of the Ballroom;

                                                     (8) marketing costs,
                                    brokerage fees, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants;

                                                     (9) the costs of tenant
                                    improvements performed for tenants in the Building;

                                                     (10) payment of principal,
                                    interest, points and fees on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property, or rental payments under any ground or underlying lease;

                                                     (11) wages, salaries, or
                                    other compensation or benefits for any
                                    officers or employees of Landlord above the grade of Building Manager;

                                                     (12) any cost for which
                                    Landlord is entitled to reimbursement from tenants, insurers, or any third party;

                                                     (13) except as otherwise
                                    expressly permitted in this Lease, the costs of any additions to the Property after the original construction of the Building;

                                                     (14) any costs attributable
                                    to any parking facility owned or operated by Landlord;

                                                     (15) repairs or other work
                                    occasioned by an insured casualty or by
                                    exercise of eminent domain;

                                                     (16) costs incurred by
                                    Landlord due to a violation by Landlord or any tenant of the terms and conditions of such tenant's lease except to the extent such costs are otherwise included within the definition of operating expenses;

                                                     (17) amounts paid to any
                                    division or affiliate of Landlord providing materials, services, labor or equipment to the extent that such costs exceeds the competitive costs of such materials, services, labor or equipment when provided by an independent party in an arms-length transaction;

                                                     (18) any costs, fines or
                                    penalties imposed upon Landlord because of Landlord's violation of any governmental statute, regulation or rule;

                                                     (19) costs of installing,
                                    maintaining and operating any specialty
                                    service which is not otherwise offered to all tenants in the Building free of charge;

                                                     (20) the cost of any
                                    environmental clean-up ordered by any
                                    applicable environmental authority or agency to the extent the cost thereof exceeds $100,000.

                                            B. "Base Year OMC Sum" shall mean
                                    the OMC Sum for the OMC Sum Base Year of
                                    1999 computed by Landlord in conformity with Subsection 5.A; provided that in the event the Building's rentable square footage shall not have been occupied by tenants and fully used by them at any time during the OMC Sum Base Year, the Base Year OMC Sum shall be increased to an amount equal to that which would have resulted if the Building occupancy had been ninety-five percent (95%) and had full Building utilization been made during the entire OMC Sum Base Year. Landlord and Tenant agree that the purpose of increasing the Base Year OMC Sum to reflect ninety-five percent (95%) occupancy and full utilization of the Building is to approximate the actual cost of operating and maintaining the Building under such conditions when, in fact, the Building may not be so occupied and utilized during the OMC Sum Base Year. On or before May 1, 2000, or as soon thereafter as practicable, Landlord shall notify Tenant in writing of the Base Year OMC Sum, which notice shall also set forth the method by which Landlord computed the Base Year OMC Sum and show all allocations of costs and expenses to the Office Portion as expressed in Subsection 5.A. When the Base Year OMC Sum shall have been established, Landlord and Tenant shall thereupon execute a Supplement to this Lease confirming the amount of the OMC Base Year Sum.

                                            C. "Taxes" shall mean all taxes,
                                    assessments and governmental charges,
                                    whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building (to the extent allocable to the Office Portion of the Building), all computed in accordance with the Terms of this Lease. It is agreed between Landlord and Tenant that Taxes shall not include any taxes, including income taxes (other than business privilege taxes and gross receipts taxes), imposed on the gross or net income of Landlord from the operation of the Building. It is further agreed between Landlord and Tenant that Taxes shall be allocable to the Office Portion of the Building by means of a written appraisal of the Building prepared or to be prepared for the entity which has leased the Hotel Portion of the Building, which appraisal reasonably shall allocate the total Taxes assessed against the Building among the Retail Portion, Office Portion, and Hotel Portion of the Building on the basis of the comparative assessment values of each such portion of the Building. Additionally, in the event that the Building or the uses thereof are substantially altered or modified at any time during the Term of this Lease so that the original allocation of total Taxes assessed against the Building among the Retail Portion, Office Portion, and Hotel Portion of the Building becomes inequitable, Landlord shall equitably determine a reallocation of Taxes in light of such alteration or modification. On or before May 1, 2000, or as soon thereafter as practicable, Landlord shall notify Tenant in writing of the extent to which total Building Taxes are allocable to the Office Portion. If at any time during the Term the. present system of taxation of property shall be changed or supplemented so that in lieu of or in addition to the tax on property there shall be assessed on Landlord or the Building any tax of any nature which is imposed in whole or in part, in substitution for or in lieu of any tax which would otherwise constitute a Tax, such shall be deemed to be included within the term Taxes, but only to the extent that the same should be payable if the Building was the only property of Landlord.

                                            D. "Base Year Taxes" shall mean the
                                    Taxes for the Taxes Base Year of 1999
                                    computed by Landlord in conformity with
                                    Subsection 5.C. On or before May 1, 2000, or as soon thereafter as practicable, Landlord shall notify Tenant in writing of the Base Year Taxes, which notice shall also set forth the method by which Landlord computed the Base Year Taxes. When the Base Year Taxes shall have been established, Landlord and Tenant shall thereupon execute a Supplement to this Lease confirming the amount of the Base Year Taxes.

                                            E. "Tenant's OMC Percentage" is that
                                    percentage specified in Subsection 1.K. It is agreed between Landlord and Tenant that Tenant's OMC Percentage is that percentage computed by dividing the square footage of the Premises by the total square footage of the Office Portion of the Building.

                                            F. "Tenant's OMC" for a calendar
                                    year included within the Term shall be
                                    computed as Tenant's OMC Percentage
                                    multiplied by the result of the subtraction of the Base Year OMC Sum from the OMC Sum for such calendar year.

                                            G. "Tenant's Tax Percentage" is
                                    that-percentage specified in Subsection l.M.
                                    It is agreed between Landlord and Tenant that Tenant's Tax Percentage is that percentage computed by dividing the square footage of the Premises by the total square footage of the Office Portion of the Building.

                                            H. "Tenant's Tax Charge" for a
                                    calendar year included within the Term shall be computed as Tenant's Tax Percentage multiplied by the subtraction of the Base Year Taxes from the Taxes for such calendar year.

SUBSECTION 6.B(3)                   At the end of the first (lst) sentence of
this TENANT'S OMC AND               Subsection 6.B(3) of Lease entitled
TAX CHARGE/                         "Tenant's OMC and Tax Charge/Procedures"
PROCEDURES                          insert the following:

                                    which statement shall include a copy of all tax bills for such calendar year and the allocation thereof between the Retail Portion, Office Portion and Hotel Portion of the Building as well as an itemization of the OMC Sum for such calendar year.

SUBSECTION 6.B(5)                   Subsection 6.B(5) of this Lease entitled
TENANT'S OMC AND                    "Tenant's OMC and Tax Charge/Procedures" is
TAX CHARGE/                         hereby deleted.
PROCEDURES

SUBSECTION 7.A                      Subsection 7.A of this Lease entitled
IMPROVEMENT OF                      "Improvement of the Premises" is hereby
THE PREMISES                        deleted and the following substituted
                                    therefor:

                                    "Landlord and Tenant agree that Tenant shall take the Premises in their "AS-IS", "WHERE-IS" condition. Subject to Section 7.B of the Lease, any work that Tenant performs in the Premises shall be at Tenant's sole cost and expense and in accordance with EXHIBIT "D" of the Lease.

SUBSECTION 7.B                      Subsection 7.B of this Lease entitled
IMPROVEMENT OF                      "Improvement of the Premises" is hereby
THE PREMISES                        deleted and the following substituted
                                    therefor:

                                    Landlord shall reimburse Tenant on account of the cost of performing Tenant's improvement of the Premises (the "TENANT'S WORK") in the amount and manner hereinafter provided, the amount of such reimbursement being referred to herein as "TENANT'S ALLOWANCE."

                                    A. Amount of Allowance. Tenant's Allowance shall be $840,000.00. In addition to the foregoing amount, Landlord shall reimburse Tenant for the actual cost incurred by Tenant to change and upgrade the Kastle Security System located within the Premises at a total cost to Landlord not to exceed $10,000.00. Notwithstanding the foregoing, to the extent that the cost and expense in doing the work set forth and otherwise specified in the Tenant Plans exceeds $840,000.00 (plus the cost (not to exceed $10,000.00) to change and upgrade the Kastle Security System), then to the extent such excess is not paid by Landlord, Tenant shall pay all of such excess.

                                    B. Payment of Allowance. Provided no Event of Default exists, Landlord shall pay $200,000 of the Tenant's Allowance to Tenant within three (3) business days following full execution of this Lease and after the completion of Tenant's Work, as certified by Tenant's architect; subject, however, to Landlord's verification that Tenant's Work has been completed, but in no event shall Tenant's Allowance be paid to Tenant prior to the Tenant having furnished to Landlord, in form and substance acceptable to Landlord, all of the following:

                                            1. Tenant's affidavit that Tenant's
                                            Work has been completed in complete
                                            accordance with the Tenant's plans
                                            as approved by Landlord.

                                            2. The affidavit of the general
                                            contractor performing Tenant's Work
                                            that the Tenant's Work has been
                                            fully completed in accordance with
                                            the Tenant's plans, as approved by
                                            Landlord, and that all
                                            subcontractors, laborers and
                                            materialmen engaged in or supplying
                                            materials for Tenant's Work have
                                            been paid in full.

                                            3. An executed and acknowledged
                                            Release of Mechanics's Liens
                                            executed by Tenant's general
                                            contractor and by every
                                            subcontractor and supplier of labor
                                            and/or materials engaged in or
                                            supplying materials to Tenant's Work
                                            specifying that such contractor has
                                            been paid in full.

                                            4. Properly issued certificates
                                            evidencing acceptance or approval of
                                            the demised premises by appropriate
                                            governmental authorities, including
                                            the underwriter's approval
                                            certificate for the electrical work
                                            done by Tenant and acceptance of the
                                            sprinkler system.

                                    Provided that no Event of Default exists, the balance of the Tenant's Allowance, after payment of the aforementioned sum of $200,000, shall be credited against monthly installments of Minimum Rent due and payable commencing on January 1, 2001.

SUBSECTION 7.C                      Subsection 7.C of this Lease entitled
IMPROVEMENT OF                      "Improvement of the Premises" is hereby
THE PREMISES                        deleted.

SECTION 7.D                         Notwithstanding anything to the contrary
IMPROVEMENT OF                      contained in Section 7.D of this Lease
THE PREMISES/                       entitled "Improvement of the Premises/
ALTERATIONS                         Alterations", during the Term of this Lease
                                    or any extensions or renewals thereof,
                                    Tenant shall have the right to make
                                    non-structural interior alterations to the
                                    Premises without Landlord's consent provided
                                    (i) such non-structural interior alterations do not exceed in any single calendar year the sum of Two Hundred Thousand Dollars
                                    ($200,000.00), and (ii) such non-structural interior alterations are made in accordance with any and all statutes, ordinances, codes or regulations of all governmental authorities having jurisdiction over the
                                    Premises.

                                    The tenth (10th) sentence of Subsection 7.D of this Lease entitled "Improvement of the Premises/Alterations" is hereby deleted and the following substituted therefor:

                                            In all events, all such contractors
                                            shall be required to employ only
                                            such labor that will not cause labor
                                            disturbances in the performance of
                                            such work, carry workers'
                                            compensation insurance, public
                                            liability insurance and property
                                            damage insurance in amounts, form
                                            and content and with companies
                                            reasonably satisfactory to Landlord.

SUBSECTION 7.F                      Subsection 7.F of this Lease entitled
IMPROVEMENT OF                      "Improvement of the Premises" is hereby
THE PREMISES                        deleted and the following substituted
                                    therefor:

                                    F. Condition. Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant conclusively establishes that the Premises and the Building were at such time in the condition required by this Lease and in satisfactory condition, order and repair, excepting only latent defects.

SECTION 8.A                         Section 8.A of this Lease entitled
BUILDING                            "Building Services/HVAC" is hereby deleted
SERVICES/HVAC                       and the following substituted therefor:

                                    A. HVAC. During Normal Building Hours
                                    (defined below), heating, ventilation and air conditioning ("HVAC"). Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC systems, which regulations and requirements necessarily include a prohibition against the use of the Premises or equipment or fixtures which would generate heat from loads in excess of four
                                    (4) watts per square foot of total connected load without the prior consent of Landlord, which consent may not be unreasonably withheld. As used herein, "Normal Building Hours" shall mean Monday to Friday 8:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M. (excluding, however, Building holidays). Upon Tenant's written request, Landlord shall provide heating ventilation and air conditioning after normal business hours, and Tenant's cost for heating, ventilation and air conditioning service after Normal Building Hours shall be equal to twenty dollars ($20.00) per hour per floor, increased annually after the first Lease Year in proportion to increases in the Consumer Price Index (Philadelphia Area - All Urban Consumers 1982-84=100) using a base month and year of the commencement date (the "CPI").

SECTION 8.B                         Section 8.B of this Lease entitled "Building
BUILDING SERVICES/                  Services/Electricity" is hereby deleted and
ELECTRICITY                         the following substituted therefor:

                                            B. Electricity. Electric current for
                                    (1) the level of illumination and fixtures required under the Tenant's Plans; and (2) normal small business machines (including, without limitation, word processors, desk-top computers, and duplication machines), connected to building standard 120-volt single phase outlets. However, Landlord's agreement to furnish electricity does not include electricity in excess of six (6) watts per square foot for any use,) equipment or fixture requiring a greater voltage than 120 volt single phase. Landlord shall have the right, but not the obligation, at any time during the Term to separately meter or submeter Tenant's consumption of electricity at the Premises; provided that Landlord shall pay all costs of installation, including wiring and separate metering. In such event, Tenant shall pay the cost (at the "General Service" rate, as the same exists from time to time, of Philadelphia Electric Company) of Tenant's measured electric consumption in excess of six (6) watts per square foot as additional rent. Landlord hereby covenants with Tenant that six (6) watts per square foot is sufficient for normal general office use.

SECTION 10.A                        In the second (2nd) sentence of Section 10.A
CARE OF PREMISES/                   of this Lease entitled "Care Premises/
LANDLORD'S                          Landlord's Maintenance" the parenthetical
MAINTENANCE                         "(under the circumstances)" is hereby
                                    inserted after the word "time".

                                    The fourth (4th) sentence of Section 10.A of this Lease entitled "Care of
                                    Premises/Landlord's Maintenance" is hereby prefaced with the following words:

                                    Provided Landlord proceeds with reasonable diligence to make necessary repairs,

SECTION 12                          Section 12 of this Lease entitled
SUBLETTING AND                      "Subletting and Assigning" is hereby deleted
ASSIGNING                           and the following substituted therefor:

                                            A. General Restriction. Except as
                                    permitted pursuant to this Section 12,
                                    Tenant shall not assign or hypothecate this Lease or sublet the Premises or any part thereof. Notwithstanding the foregoing, Landlord recognizes that Tenant may desire to assign this Lease or sublet a portion of the Premises, and Landlord herewith approves any such transfer provided an event of default does not exist at the time of such transfer and, further provided (1) Tenant shall have given to Landlord at least ten
                                    (10) days advance written notice of such transfer, which notice contains all of the information and documentation referred to in Subsection 12.B; and (2) Landlord shall have the right to approve Tenant's transferee, which approval shall not be unreasonably withheld or delayed; and (3) Tenant shall continue to remain fully liable for the performance of all the terms, conditions and obligations to be performed by Tenant under this Lease; and (4) in the event Tenant assigns this Lease or sublets more than 14,415 rentable square feet of the Premises, Landlord shall have the right and option, exercisable by written notice to Tenant within ten (10) days after Landlord's receipt of Tenant's notice referred to in Subsection 12.B, of reacquiring the portion of the Premises proposed to be assigned or sublet and of terminating the Lease with respect to such portion (the "Take-back Option"), and, in the event that Landlord fails to exercise such option, Tenant shall pay Landlord the net rents or other consideration Tenant receives from such transferee (i.e., net of costs and expenses incurred by Tenant including, without limitation, broker's commissions, legal fees and expenses, fit-up costs, payments to any assignee or subtenant or assumption of third party obligations owing by such subtenant or assignee) in excess of the rents reserved under this Lease, as consideration for the right to so assign or sublet.

                                            B. Notice to Landlord. If, at any
                                    time or from time to time during the Term, Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give written notice to Landlord thereof, which notice shall contain (i) the name, address and description of the business of the proposed assignee or subtenant, (ii) if other than a Permitted Transferee, its most recent financial statement and other evidence of financial responsibility, (iii) its intended use of the Premises, and (iv) the terms and conditions of the proposed assignment or subletting.

                                            C. Permitted Transferee. Anything in
                                    Subsections 12.A and 12.B to the contrary notwithstanding, (i) Tenant, free of the Take-back Option, without notice to Landlord and without Landlord's consent or approval, may sublet all or portions of the Premises to one or more "Affiliates" (hereinafter defined), any of the foregoing herein referred to as a "Permitted Transferee"; and
                                    (ii) an assignment of this Lease which
                                    occurs by operation of law as a result of merger or consolidation shall not be in violation of this Lease, shall not require Landlord's consent and shall not be subject to the Take-back Option. "Affiliate" means any entity controlled by, under the common control with or controlling Tenant (or the persons controlling Tenant) and includes any entity whose building Tenant operates or manages.

                                            D. Future Compliance. Regardless of
                                    Landlord's consent, no assignment or
                                    subletting shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any transferee of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such transferee.

SECTION 13                          Section 13 of this Lease entitled "Fire or
FIRE OR OTHER                       Other Casualty" is hereby deleted and the
CASUALTY                            following substituted therefor:

                                           A. General. Subject to the
                                    provisions of Subsections 13.B and 13.C, if the Premises and/or any portion(s) or components of the Building outside the Premises which are reasonably necessary to provide Tenant with normal access to and from the Premises or which provide Building Services to the Premises and the Office Lobby, such as, for example, the Building entrances, lobbies, elevators, stairways, hallways and electrical, plumbing and HVAC systems and equipment, (together or separately, the "Significant Building Components") is damaged by fire or other casualty, the damaged areas shall be repaired by and at the expense of Landlord to at least as good a condition as that which existed immediately prior to such damage and the rent until such repairs shall be made shall be apportioned from the date of such fire or other casualty according to the part of the Premises which is usable by Tenant in a manner substantially similar to that which prevailed before the damage. Landlord agrees to commence the repair of such damage within sixty (60) days after the occurrence of such damage and complete such repair in an expeditious manner, but in any event (subject to the provisions of Subsection 30.A) within twelve (12) months after the occurrence of such damage. In the event Landlord does not so repair such damage, Tenant shall have the right to terminate this Lease provided, however, that Tenant's right to terminate this Lease must be exercised no later than the last day of the month following the month in which the twelve (12) month period, as it may have been extended by application of the provisions of Subsection 30.A, expires. Notwithstanding anything in this Subsection 13.A to the contrary, if Landlord does not restore the Premises or the affected portion to tenantability within two hundred seventy
                                    (270) days after the date of said casualty, Tenant may then terminate this Lease, retroactive to the date of the casualty. If Tenant does not so exercise its right, such right to cancel this Lease shall automatically end and be of no further force or effect, it being understood that time is of the essence in connection therewith. Landlord shall not be liable (but Tenant shall be entitled to rent abatement as aforesaid) for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in anyway from such damage or the repair thereof. Tenant acknowledges notice that (1) except for alterations and improvements to be paid for by Landlord pursuant to the terms and conditions of this Lease, Landlord shall not obtain insurance of any kind on Tenant's furniture or furnishings, equipment, fixtures, alterations, improvements and additions ("Tenant's Fixtures and Improvements"), (2) it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense, and (3) Landlord shall not be obligated to repair any damage to Tenant's Fixtures and Improvements, replace the same or otherwise do any work thereto unless (i) such) damage is caused by the negligence or willful misconduct of Landlord, its agents, servants or employees and (ii) such damage is not covered by insurance which Tenant is required to maintain under this Lease.

                                            B. Reconstruction. If, (1) the
                                    Premises are rendered substantially
                                    untenantable or any Significant Building
                                    Component is rendered substantially unusable or inoperable by reason of such fire or other casualty and the same reasonably could not be repaired and restored within one (1) year from the occurrence of the damage or
                                    (2) twenty percent (20%) or more of the
                                    Premises is damaged by said fire or other casualty and less than six (6) months would remain of the Term or any extension thereof upon completion of the required repairs thereto, Landlord or Tenant shall have the right, to be exercised by notice in writing delivered to the other within thirty (30) days after such occurrence, to elect to terminate this Lease and, in such event, this Lease, the Term and the tenancy hereby created shall cease as of the date, unless Tenant shall have remained in occupancy of the Premises for its general business purposes beyond the date of the occurrence of the damage, in which case rent shall be adjusted to the later date on which such occupancy ended.

                                            C. Substantial Damage. If the
                                    Building, in the sole reasonable opinion of the Landlord, shall be substantially damaged by fire or other casualty (regardless of whether or not the Premises were damaged by such occurrence), Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days from and after such occurrence, to terminate this Lease as of a date, if the Premises have not been damaged and Tenant has been able to use and occupy same substantially as before the damage, at least ninety (90) days after the notice; and, in such event, this Lease, the Term and the tenancy hereby created shall cease as of the date of such termination unless terminated as of the date of such occurrence in accordance with Subsection 13.B hereof, the rent to be adjusted as of the date of such termination.

SECTION 17.A                        Section 17.A. of this Lease entitled
DEFAULT AND                         "Default and Remedies/Events of Default" is
REMEDIES/EVENTS                     hereby deleted and the following substituted
OF DEFAULT                          therefor:

                                            A. Events of Default. The occurrence
                                    of any of the following shall constitute a material breach of the Lease by Tenant and an "Event of Default":

                                                     (1) [Deleted.]

                                                     (2) a failure by Tenant to
                                            pay, when due, any installment of
                                            rent hereunder or any such other sum
                                            herein required to be paid by Tenant
                                            where such failure continues for ten
                                            (10) days after written notice
                                            thereof is received by Tenant:

                                                     (3) a failure by Tenant to
                                            observe and perform any other
                                            provision or covenant of this Lease
                                            to be observed or performed by
                                            Tenant, where such failure continues
                                            for thirty (30) days after written
                                            notice thereof is received by Tenant
                                            provided, however, that if the
                                            nature of the default is such that
                                            the same cannot reasonably be cured
                                            within such thirty (30) day period,
                                            there shall be no event of default
                                            if Tenant shall within such period
                                            commence such cure and thereafter
                                            diligently prosecute the same to
                                            completion;

                                                     (4) the filing of a
                                            petition by or against Tenant for
                                            adjudication as a bankruptcy or
                                            insolvency or for its reorganization
                                            or for the appointment pursuant to
                                            any local, state or federal
                                            bankruptcy or insolvency law of a
                                            receiver or trustee of Tenant's
                                            property; or, an assignment by
                                            Tenant for the benefit of creditors;
                                            or, the taking possession of the
                                            property of Tenant by any local,
                                            state or federal governmental
                                            officer or agency or court-appointed
                                            official for the dissolution or
                                            liquidation of Tenant or for the
                                            operating, either temporary or
                                            permanent, of Tenant's business,
                                            provided, however, that if any such
                                            action is commenced against Tenant
                                            the same shall not constitute a
                                            default if Tenant causes the same to
                                            be dismissed or discharged within
                                            ninety (90) days after the filing of
                                            same; and

                                                     (5) the maintenance or
                                            storage by Tenant of any waste,
                                            waste products, radioactive waste,
                                            polychlorinated biphenyls, asbestos,
                                            toxic or hazardous material or any
                                            other substance of any kind which is
                                            regulated by any law, statute,
                                            ordinance, rule or regulation
                                            (collectively "Waste") in the
                                            Premises, except in compliance with
                                            governmental regulations applicable
                                            to such maintenance or storage.

SECTION 17.B.                       Section 17.B of this Lease entitled "Default
DEFAULT AND                         and Remedies/Remedies of Landlord" is
REMEDIES/                           hereby deleted and the following substituted
REMEDIES OF                         therefor:
LANDLORD
                                    B.      Remedies of Landlord.

                                                     (1) Upon the occurrence of
                                    any event of default as defined in Section
                                    17.A which is not cured with Landlord's
                                    approval:

                                                          (a) Landlord may cure
                                    for the account of Tenant, after notice is received by Tenant setting forth the curative acts Landlord intends to undertake, any such event of default and immediately recover as additional rent any expenditures reasonably made and the amount of any obligations reasonably incurred in connection therewith, plus per annum interest equal to three (3) points above the prime rate of Continental Bank of Norristown, Pennsylvania as the same may exist from time to time (the "Prime Rate"),) from the date of any such expenditure;

                                                          (b) Landlord, at its
                                    option, may serve notice upon Tenant that this Lease and the then unexpired Term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be no less than thirty (30) days after the date of such notice, without any right on the part of the Tenant thereafter to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect as if the date fixed in such notice were the date herein stated for expiration of the Term. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises by summary proceedings, detainer, ejectment or otherwise and remove itself and all other occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of liability for damages arising because of Tenant's breach of this Lease;

                                                          (c) Landlord may, upon
                                    at least thirty days (30) days notice after the occurrence of any event of default, re-enter and repossess the Premises and any part thereof with or without process of law, provided no undue force shall be used; and in such case, Landlord shall attempt in its own name, as agent for Tenant, to relet all or any part of the Premises for and upon such terms and conditions to such persons, firms or corporations and for such period or periods as Landlord, in its reasonable discretion, shall determine. The failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, or for failure to collect the rent thereof. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such election by Landlord is given to Tenant. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient. Any reasonable brokerage and legal fees expended by Landlord shall be charged to and be payable by Tenant as additional rent hereunder. Any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant.

                                                     (2) Landlord shall have the
                                    right of injunction, in the event of a
                                    breach or default or threat thereof by
                                    Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other.

                                                     (3) If proceedings shall be
                                    commenced by Landlord to recover possession under the Acts of Assembly, either at the end of the Term or any extension thereof or on sooner termination thereof, or for non-payment of rent or any other reason, Tenant specifically waives the right to the three (3) months notice and/or the fifteen
                                    (15) or thirty (30) days notice required by the Act of April 5, 1957, No. 20, and agrees that thirty (30) days notice shall be sufficient in either or any such case. The right to enforce all of the provisions of this Lease herein above provided for may be exercised by any assignee of Landlord's right, title and interest in this Lease, in such assignee's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

                                                     (4) Tenant, for itself and
                                    on behalf of any and all persons claiming through or under it (including creditors of all kinds), does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term, as it may have been extended after having been dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

                                                     (5) Neither this Lease nor
                                    any rights or privileges hereunder shall be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding. If Landlord shall not be permitted to terminate this Lease because of the provisions of the United States Bankruptcy Code, Tenant or any trustee for it shall, within ninety (90) days from the commencement of the proceeding, assume or reject this Lease unless all defaults hereunder shall have been cured, Landlord shall have been compensated for any monetary loss resulting from such default and Landlord shall be provided with reasonably adequate assurance of full and timely performance of all provisions, terms and conditions of this Lease on the part of Tenant to be performed.

                                                     (6) The failure or delay on
                                    the part of either party to enforce or
                                    exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any act hereof, or the right provision, right or remedy. No waiver of any breach or default of this Lease shall be held to be a waiver of any other or subsequent breach or default. The acceptance by Landlord of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The acceptance by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the Term and any extension thereof shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. Nothing contained in this Lease shall, however, preclude or limit such defenses, rights or remedies as Tenant may have in law or in equity or by rule of Court.

SECTION 18                          Section 18 of this Lease entitled
SUBORDINATION                       "Subordination" is hereby deleted and the
                                    following substituted therefor:

                                            A. Generally. Subject to the
                                    provisions of Subsection 18.C, this Lease shall be subject and subordinate at all times to the lien of any mortgages and/or ground rents now placed on the Premises or the Building without the necessity of any further instrument or act on the part of the Tenant to effectuate such subordination, but the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages and/or ground rents as shall be desired by any such mortgagee or other person.

                                            B. Rights of Mortgagee. In the event
                                    of any act or omission of Landlord which would give Tenant the right to cancel or otherwise terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right:

                                                     (1) Until it has given
                                    written notice of such act or omission to the holder of each such mortgage or ground lease whose name and address shall previously have been furnished to Tenant in writing; and

                                                     (2) Until a reasonable
                                    period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

                                            C. Non-Disturbance Agreement.
                                    Landlord covenants and agrees to use
                                    Landlord's best efforts to obtain and
                                    furnish to Tenant, within thirty (30) days of the date of this Lease, agreement(s) ("Non-Disturbance Agreement") executed and acknowledged in proper recordable form except for execution on behalf of Tenant, from (i) the holder(s) of any mortgage now encumbering the Building, and (ii) from the lessor(s) of any underlying leasehold estate or fee owner under an installment purchase agreement pursuant to which Landlord directly or indirectly derives its authority to execute this Lease (in either or any of such cases, an "Existing Holder") whereby each Existing Holder agrees to not disturb Tenant in its rights, use and possession of the Premises and Building under this Lease or to terminate this Lease, except to the extent permitted to Landlord by the terms of this Lease, notwithstanding the foreclosure or the enforcement of the mortgage or termination or other enforcement of an underlying lease or installment purchase agreement. Failure of the Landlord to so timely furnish the Non-Disturbance Agreement(s) to Tenant shall be a material default by Landlord under this Lease, and Tenant as Tenant's sole right and remedy, shall be entitled to terminate this Lease because of such default, by written notice to Landlord.

                                            D. Future Mortgages. Tenant further
                                    agrees that this Lease shall be subject and subordinate to the lien of any mortgages hereafter placed upon the Premises or the Building, provided that the holder thereof shall have entered into a Non-Disturbance Agreement with Tenant as described in Subsection 18.C, which Non-Disturbance Agreement shall be recorded and which Non-Disturbance Agreement also may provide for the subordination of this Lease and Tenant's agreement to attorn as part of its terms.

SECTION 19.B                        In the first (1st) sentence of Section 19.B
SURRENDER AND                       of this Lease entitled "Surrender and
HOLDING OVER/                       Holding Over/Hold Over" the words "two
HOLD OVER                           hundred percent (200%)" are hereby deleted
                                    and the words "one hundred fifty percent
                                    (150%)" substituted therefor.

SECTION 20                          Section 20 of this Lease entitled "Delay in
POSSESSION                          Possession" is hereby deleted and the
                                    following substituted therefor:

                                    20. POSSESSION. Tenant acknowledges that
                                    Tenant is presently in possession of the Premises as of the date of this Lease.

SECTION 21.F                        The following is hereby added to the end of
CERTAIN RIGHTS                      Section 21.F: Notwithstanding anything to
RESERVED TO                         the contrary contained in Section of this
LANDLORD/                           Lease entitled "Certain Rights Reserved to
ACCESS TO                           Landlord/ Access to Premises", Landlord,
PREMISES                            agents and their respective employees and
                                    shall not have the right to show the
                                    Premises to prospective tenants of the
                                    Building without the prior consent of Tenant first obtained, except that no such consent need be obtained by Landlord during the last six (6) months of the Term or any extensions or renewals thereof.

SECTION 24                          Section 24 of this Lease entitled
SUBSTITUTE                          "Substitute Premises" is hereby deleted.
PREMISES

SECTION 25                          The provisions of Section 25 of this Lease
ESTOPPEL                            entitled "Estoppel Statement" are hereby
STATEMENT                           made reciprocal so that Landlord shall
                                    execute, acknowledge and deliver to Tenant such a statement within ten (10) days after written request by Tenant therefor.

SECTION 32                          The following Section 32 entitled "Storage
STORAGE SPACE                       Space" is hereby added to this Lease:

                                    32. STORAGE SPACE.

                                            A. Definitions.

                                                     (1) "Storage Space" means
                                    and shall be what Landlord and Tenant agree shall be Tenant's portion of the storage area set aside by Landlord for storage by Office Portion tenants of files and other materials (the "Building Storage Space"), but Tenant shall have the right to at least two thousand sixty-seven (2,067) square feet of Building Storage space.

                                                     (2) "Storage Space Rent"
                                    means and shall be the product of Seven and No/100 Dollars ($7.00) per square foot of Storage Space per Year multiplied by the square footage of the Storage Space.

                                                     (3) "Storage Space
                                    Commencement Date" shall be the later of:
                                    (a) the Commencement Date; or (b) the date
                                    Tenant first uses the Storage Space.

                                                     (4) "Storage Space Term"
                                    means the period commencing on the Storage
                                    Space Commencement Date but otherwise
                                    coterminous with the Term.

                                            B. Storage Space Leasing. Landlord
                                    hereby leases to Tenant, and Tenant hereby accepts, the Storage Space for the Storage Space Term at the Storage Space Rent and otherwise upon the same terms and conditions during the Storage Space Term as apply to the Premises (including without limitation the provisions of Section 17 of this Lease) except as herein below stated:

                                                     (1) the Storage Space shall
                                    not be included within the square footage of the Premises for the purposes of computing Tenant's OMC and Tenant's Tax Charge but Tenant shall pay to Landlord the proportionate share (based on the ratio of Storage Space to the square footage of Building Storage Space) of increases in operating and maintaining the Building Storage Space over the first (1st) full calendar year in which the Storage Space is available for use by Tenant.

                                                     (2) the Storage Space Rent
                                    shall be no more than Twelve and 70/100
                                    Dollars ($12.70) per square foot of Storage
                                    Space during the "Extended Term" (defined in
                                    Section 32 of this Lease).

SECTION 33                          Section 33 entitled "Extension Right" is
EXTENSION RIGHT                     hereby added to this Lease:

                                            33. EXTENSION RIGHT.

                                            A. Tenant shall have the right (the
                                    "Extension Right") to extend the Term for three (3) periods of five (5) years following the expiration of the Term (the "Extension Period") on the condition that:

                                                     (1) Tenant shall exercise
                                    the Extension Right by giving Landlord
                                    written notice (the "Extension Notice") of Tenant's election to extend at least six (6) months prior to the commencement of the applicable Extension Period (an "Extension Period"), and there exists no event of default under the Lease; and

                                                     (2) if the Extension Right
                                    is exercised by Tenant as set forth in
                                    Subsection 33.A(l) hereof, the Extension
                                    Period shall commence on the expiration of the Tenth (10th) Year or the Fifth (5th) Year of the prior Extension Period; and

                                                     (3) all terms and
                                    conditions of the Lease, including those containing the right and remedy of Landlord to confess judgment for possession, shall be applicable during the Extension Periods except that Minimum Rent for the Extension Periods shall be determined as provided in
                                    Section 33.B hereof.

                                            B. If the Tenant exercises the
                                    Extension Right as provided in this Section
                                    33, then during each Extension Period the Minimum Rent shall be equal to the product of the "Fair Rental Value" (hereinafter defined) on a square footage basis multiplied by the then square footage of the Premises (exclusive of any Storage Space). "Fair Rental Value" means what Landlord and Tenant agree to be the fair rental value of the Premises during the subject Extension Period taking into consideration (i) prevailing rental market conditions (including concessions such as "free rent" and other allowances) for commercial office space comparable to the Premises located in the Building and elsewhere in the Center City area of Philadelphia, Pennsylvania;
                                    (ii) the fact that Tenant would remain in occupancy of the Premises (e.g., no "down time" or loss of rental income, no payment of brokerage commissions for a new tenant, no construction or fit-up expense to prepare the space for a new tenant, and no moving or other expenses incurred by Tenant in connection with a relocation); and, (iii) a step up of the Base Years for the OMC Sum and Taxes (i.e., Subsections l.J(2) and l.L(2)] to the most recent calendar year prior to the commencement of the subject Extension Period. If Landlord and Tenant are unable to agree on the Minimum Rent for the Extension Period within thirty (30) days after Tenant gives Landlord the Extension

                                    Notice, the Minimum Rent for the Extension
                                    Period shall be determined by appraisal as hereinafter set forth; provided that Tenant shall have the right to revoke its exercise of the Extension Right for the Extension Period by written notice to Landlord at any time during such thirty (30) day period and, in which event, the Term shall expire on the expiration date of the Term. In the event the Minimum Rent for the Extension Period is required to be established by appraisal, if Landlord and Tenant cannot agree on an appraiser, then Landlord and Tenant each shall nominate one (1) real estate appraiser (MAI or equivalent) located in the) City of Philadelphia to appraise and determine the air Rental Value of the Premises during the Extension Period. If the two (2) appraisers nominated and appointed by the parties shall differ in judgment as to such Fair Rental value, then they shall appoint a third (3rd) reputable and impartial real estate appraiser MAI or equivalent) located in the City of Philadelphia to determine such Fair Rental Value. If the appraisers selected by Landlord and Tenant are unable to agree on a third (3rd) appraiser, the third appraiser shall be selected by the President of the American Institute of Real Estate Appraisers or if not in existence at the time in question, an equivalent successor person and organization). The determination of the appraisers as to the Fair Rental Value of the Premises for the Extension Period shall be final and binding on Landlord and Tenant, and the Minimum Rent during the Extension Period shall be so determined. The cost of the appraisal shall be borne equally by Landlord and Tenant. In the event the Minimum Rent for the Extension Period has not been determined pursuant to this Section 33.B prior to the commencement of the Extension Period, Tenant shall continue to pay Landlord the rent payable for the Premises pursuant to this Lease for the Year immediately preceding until the Minimum Rent for the Extension Period is determined. The Minimum Rent for the Extension Period shall be payable retro-actively from the commencement of the Extension Period notwithstanding the fact that the Minimum Rent for the Extension Period may not be determined as of that time. Within thirty
                                    (30) days after the determination is made and Tenant has received notice thereof [or, if later, on or before the first day of the month following the end of the thirty (30) day period] Tenant shall pay to Landlord, if the Minimum Rent for the Extension Period is determined to be higher than that payable during the preceding Year, the amount of the difference; but if the same is lower, the amount of the resulting overpayment in the interim shall be credited against the next succeeding installments of Minimum Rent payable by Tenant.

                                            C. If Tenant does not exercise the
                                    Extension Right at all or does not properly exercise the Extension Right, the Extension Right shall automatically be null, void and of no force or effect whatsoever. The terms "Premises" and "Extended Term" as used herein include the Additional Space and Additional Space Term if the Additional Space is part of the Premises.

SECTION 34                          The following Section 34 entitled
LANDLORD'S                          "LANDLORD'S CONSENT" is hereby added to this
CONSENT                              Lease:

                                    Wherever in this Lease the consent of the Landlord is required, such consent shall not be unreasonably withheld or delayed unless otherwise stated.

SECTION 35                          The following Section 35 entitled
RENTABLE VERSUS                     "R/U FACTOR" is hereby added to this Lease:
USEABLE SQUARE
FOOTAGE                             Landlord and Tenant acknowledge and agree
                                    that the rentable square footage of the
                                    Premises as currently contemplated by this Lease is the amount set forth in Section
                                    1.C., and the usable square footage of the Premises as contemplated by this Lease is _____________ square feet (which when multiplied by __________ produces the square footage set forth in Section 1.C hereof). All calculations made pursuant to this Lease have been computed on rentable square footage, except when expressly based on usable square footage.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized officers or representatives as of the day and year first above written.

                                   LANDLORD:
                                   BELLEVUE ASSOCIATES,
                                   a Pennsylvania limited partnership

WITNESS:                           By:  BELLEVUE INC.,
                                        a Pennsylvania corporation
                                        its general partner



/s/ xxxxxxxxxxxxxxxx                     By: /s/ George F. Rubin
-------------------------                   -----------------------------
                                            Name:  GEORGE F. RUBIN
                                            Title: Treasurer/Secretary


                                   TENANT:
WITNESS:                           PENNSYLVANIA REAL ESTATE
                                   INVESTMENT TRUST,
                                   a Pennsylvania corporation




/s/ Margaret M. Small              By: /s/ Jonathan B. Weller
-------------------------             --------------------------------------
                                   Name:  Jonathan B. Weller
                                   Title: President

                         FIRST AMENDMENT TO OFFICE LEASE


         THIS FIRST AMENDMENT TO OFFICE LEASE ("AMENDMENT") is made effective as of June 18, 2002 by and between BELLEVUE ASSOCIATES ("LANDLORD") and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST ("TENANT").

                                   BACKGROUND

         A. Under an Office Lease dated December 9, 1988, as amended and restated by that certain Amended and Restated Office Lease dated July 12, 1999 (as amended, the "LEASE"), Tenant, as successor in interest to Strouse, Greenberg & Co., Inc., leased the entire third floor and a portion of the fourth floor of the building known as "The Bellevue," located at Broad Street at Walnut, Philadelphia, Pennsylvania (the "BUILDING"). Except as otherwise provided in this Amendment, or as the context may require, the capitalized terms used in this Amendment shall have the same meanings given to them in the Lease.

         B. Tenant desires to lease from Landlord all that certain space consisting of approximately two thousand nine hundred (2,900) rentable square feet located on the 2nd floor of the Building and depicted on EXHIBIT "A" attached hereto (the "EXPANSION SPACE").

         C. In this Amendment, Landlord and Tenant desire to set forth the terms and conditions under which the Lease is to be amended with respect to the Expansion Space.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing recitals, which by this reference thereto are hereby incorporated into the body of this Amendment, the mutual promises set forth below, and other good and valuable consideration, the receipt, sufficiency and fairness of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree as follows:

1. LEASE CERTIFICATION.

         1.1 Landlord and Tenant each reaffirm and certify as follows:

             (i) The Lease is in full force and effect.

             (ii) Except as provided in this Amendment, the Lease, as defined above, has not been further supplemented, modified or amended.

             (iii) Tenant has no defenses, counterclaims or offsets under the Lease or against rent or other charges due or to become due under the Lease.

             (iv) Except as may be expressly provided for in this Amendment, Tenant is not entitled to any free rent, rental rebates or other concessions under the Lease which have not been exhausted.

             (v) Landlord is not in default under the Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Landlord under the Lease.

             (vi) Tenant is not in default under the Lease, and no event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Tenant under the Lease.

             (vii) Tenant has not assigned the Lease or any interest therein, or subleased any portion of the Premises, and has not entered into any agreement for these purposes.

             (viii) Tenant has no rights of refusal, offer, expansion or extension with respect to the Lease, the Premises or the Building except as expressly set forth in the Lease or this Amendment.

         1.2 RELIANCE. Tenant agrees that Landlord and its mortgagees may rely upon the statements made in the preceding subparagraph.

2. EXPANSION OF PREMISES.

         2.1 Effective as of the date Landlord delivers to Tenant possession of the Expansion Space (said date being referred to herein as the "EXPANSION SPACE COMMENCEMENT DATE"), Landlord hereby demises and leases unto Tenant, and Tenant hereby leases and takes the Expansion Space from Landlord, for the Term, at the rent and upon the terms and conditions hereinafter set forth. Landlord shall endeavor to deliver possession of the Expansion Space to Tenant on or before June 1, 2002 (the "EXPANSION SPACE DELIVERY TARGET DATE"). Landlord shall not, however, be liable for any loss, liability, cost, damage or expense of any kind or type (including without limitation attorneys' fees) resulting from Landlord's failure to deliver possession of the Expansion Space on or before the Expansion Space Delivery target Date by reason of any holding over or wrongful retention of possession by any current or previous tenants or occupants of the same or of other space within the Building, or due to any other cause beyond the reasonable control of Landlord, nor shall such failure impair the validity of the Lease or this Amendment.

         2.2 Subject to the terms of Section 5 of this Amendment which defines the date on which Tenant is obligated to commence paying Rent for the Expansion Space, from and after the Expansion Space Commencement Date through the expiration of the Lease or the earlier termination thereof: (i) the term "Premises" wherever it appears in the Lease, shall include the Expansion Space and such space shall be subject to the terms of the Lease as modified by this Amendment; and (ii) Section 1.C of the Lease shall be amended so that the area of the Premises set forth in such Section shall be increased by two thousand nine hundred (2,900) rentable square feet of space.

3. CONDITION OF SPACE. Tenant acknowledges and agrees that there have been no representations or warranties made by or on the behalf of Landlord with respect to the Expansion Space, either with respect to the suitability of the Expansion Space for the conduct of Tenant's business or otherwise. Landlord and Tenant agree that Tenant shall take the Premises "AS-IS", "WHERE-IS" condition.

4. TERM. The Term of the Lease shall not be modified by this Amendment and shall expire for the entire Premises (including the Expansion Space) on the date set forth in the Lease or effective as of any earlier termination thereof as provided by the Lease.

5. RENT. In addition to the Rent and other charges Tenant is obligated to pay pursuant to the Lease, commencing on August 1, 2002, Tenant agrees to pay Landlord annually (in the manner required by the Lease) Minimum Rent for the Expansion Space at the rate and in the amounts set forth in the table below:

                                        Base Rent Per                Base Rent Per          Base Rent for
              Period                 Rentable Square Foot                Month                  Year
              ------                 --------------------                -----                  ----
         7/1/02 - 6/30/03                   $18.00                     $4,350.00              $52,200.00
         7/1/03 - 6/30/04                   $18.00                     $4,350.00              $52,200.00
         7/1/04 - 6/30/05                   $18.50                     $4,470.83              $53,650.00
         7/1/05 - 6/30/06                   $19.00                     $4,591.67              $55,100.00
         7/1/06 - 6/30/07                   $19.50                     $4,712.50              $56,550.00
         7/1/07 - 6/30/08                   $20.00                     $4,833.33              $58,000.00
         7/1/08 - 7/31/09                   $20.50                     $4,954.17              $59,450.00

6. TENANT'S OMC AND TAX PERCENTAGE.

         6.1 ADJUSTMENT FOR CHANGES TO AREA OF PREMISES. Commencing on August 1, 2002, Tenant's OMC Percentage and Tenant's Tax Percentage shall be adjusted accordingly so that Tenant's OMC Percentage is 15.64% and Tenant's Tax Percentage is 15.64%. All applicable terms of the Lease are hereby amended accordingly.

         6.2 BASE YEAR OPERATION AND MAINTENANCE CHARGE. Effective as of the Expansion Space Commencement Date, the OMC Sum Base Year for the Expansion Space is 2002 as finally determined. All references within the Lease to the OMC Sum Base Year shall be amended in the same manner. There shall be no change to the OMC Sum Base Year for the portion of the Premises that excludes the Expansion Space.

         6.3 BASE YEAR TAXES. Effective on the Expansion Space Commencement Date, the term "Base Year Taxes" shall mean, with respect to the Expansion Space, the Taxes for the Taxes Base Year of 2002 computed by Landlord in conformity with the Lease. All references within the Lease to the Base Year Taxes shall be amended in the same manner. There shall be no change to the Base Year Taxes for the portion of the Premises that excludes the Expansion Space.

7. TENANT IMPROVEMENT OF EXPANSION SPACE; ALLOWANCE. Tenant shall be solely responsible for completing the improvement of the Expansion Space (the "TENANT WORK") and the Tenant Work shall be completed in compliance with Sections 7.D., 7.E. and 7.G. of the Lease. Landlord shall reimburse Tenant an allowance equal to Twenty-Nine Thousand ($29,000.00) Dollars (the "BUILD-OUT ALLOWANCE") for costs incurred by Tenant in connection with the Tenant Work. Tenant shall submit an application for reimbursement upon completion of the Tenant Work, together with such other commercially standard documentation as Landlord may reasonably require and the same shall be subject to reasonable verification and approval by Landlord. Tenant shall sign the application for reimbursement, which shall include a statement that all of the Tenant Work has been substantially completed in accordance with the plans approved by Landlord as provided in Section 7 of the Lease. Within thirty (30) days after the date on which Landlord receives a completed application for reimbursement and all required supporting documentation, Landlord shall pay to Tenant the amount requested in the application for reimbursement, not to exceed the Build-Out Allowance. Landlord shall have no obligation to (i) advance more than the total amount of the Build-Out Allowance or (ii) make an advance of any part of the Build-Out Allowance so long as an Event of Default has occurred or an event has occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default, and in either case remains uncured. Any costs, fees, disbursements, or amounts relating to the Tenant Work in excess of the Build-Out Allowance shall be paid by Tenant.

8. CONFESSION OF JUDGMENT. Tenant hereby restates the warrants of authority originally set forth in Section 17.B.4, 17.B.5 and 17.B.6 of the Lease for an attorney to confess judgment against Tenant.

         (4) CONFESSION OF JUDGMENT - RENT. TENANT COVENANTS AND AGREES THAT IF THERE IS AN EVENT OF DEFAULT, THEN LANDLORD MAY, WITHOUT LIMITATION AND WITHOUT NOTICE OR OTHER ACT, CAUSE JUDGMENTS FOR MONEY TO BE ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOMEONE ACTING FOR LANDLORD), IN ANY AND ALL ACTIONS COMMENCED AGAINST TENANT FOR RECOVERY OF THE RENT AND/OR OTHER AMOUNTS TO BE PAID TO LANDLORD BY TENANT, TO APPEAR FOR TENANT AND TO CONFESS OR OTHERWISE ENTER JUDGMENT AGAINST TENANT AND ASSESS DAMAGES AGAINST TENANT FOR ALL OR ANY PART OF THE RENT AND/OR OTHER AMOUNTS TO BE PAID TO LANDLORD BY TENANT INCLUDING, WITHOUT LIMITATION, ACCELERATED RENT, TOGETHER WITH INTEREST, COSTS AND AN ATTORNEYS' COMMISSION OF FIVE PERCENT (5%) OF THE FULL AMOUNT OF SUCH RENT, AMOUNTS AND SUMS, AND THEREUPON WRITS OF EXECUTION FOR LEVY AND ATTACHMENT MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (II) THE WARRANT OF ATTORNEY HEREIN GRANTED SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF BUT SUCCESSIVE ACTIONS MAY BE COMMENCED AND SUCCESSIVE JUDGMENTS MAY BE CONFESSED OR OTHERWISE ENTERED AGAINST AND DAMAGES ASSESSED AGAINST TENANT FROM TIME TO TIME AS OFTEN AS ANY OF THE RENT AND/OR OTHER AMOUNTS AND SUMS SHALL FALL OR BE DUE OR BE IN ARREARS, AND THIS WARRANT OF ATTORNEY MAY BE EXERCISED BEFORE AND/OR AFTER THE TERMINATION OR EXPIRATION OF THE TERM AND/OR DURING OR AFTER ANY EXTENSIONS OF THE TERM OR RENEWALS OF THE LEASE.

         (5) CONFESSION OF JUDGMENT - POSSESSION. TENANT COVENANTS AND AGREES THAT IF THERE IS AN EVENT OF DEFAULT OR THE LEASE IS TERMINATED OR THE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF IS EXPIRES, THEN AND IN ADDITION TO THE RIGHTS AND REMEDIES SET FORTH IN SECTION 17.B(4), LANDLORD MAY, WITHOUT LIMITATION AND WITHOUT NOTICE OR OTHER ACT, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE PREMISES TO ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY: (I) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOME ONE ACTING FOR LANDLORD) IN ANY AND ALL ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE PREMISES TO APPEAR FOR TENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE PREMISES AGAINST TENANT WHICH JUDGMENT SHALL BE ENFORCEABLE AGAINST TENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER TENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (II) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES INCLUDING, WITHOUT LIMITATION, APPEARING FOR TENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT IN EJECTMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES AS HEREINBEFORE SET FORTH.

         (6) IN ANY ACTION OR PROCEEDING DESCRIBED IN SUBSECTION 17.B(4) AND/OR SUBSECTION 17.B(5) OR IN CONNECTION THEREWITH, IF A COPY OF THE LEASE IS THEREIN VERIFIED BY LANDLORD OR SOMEONE ACTING FOR LANDLORD TO BE A TRUE AND CORRECT COPY OF THE LEASE (AND SUCH COPY SHALL BE CONCLUSIVELY PRESUMED TO BE TRUE AND CORRECT BY VIRTUE OF SUCH VERIFICATION), THEN IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THE LEASE, ANY STATUTE, RULE OF COURT OF LAW, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT HEREBY RELEASES TO LANDLORD, ANYONE ACTING FOR LANDLORD AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT ALL ERRORS IN PROCEDURE REGARDING THE ENTRY OF JUDGMENT OR JUDGMENTS BY CONFESSION OR OTHERWISE BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THE LEASE, AND ALL LIABILITY THEREFOR. THE RIGHT TO ENTER JUDGMENT OR JUDGMENTS BY CONFESSION OR OTHERWISE BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THE LEASE AND TO ENFORCE ALL OF THE OTHER PROVISIONS OF THE LEASE MAY BE EXERCISED BY ANY ASSIGNEE OF LANDLORD'S RIGHT, TITLE AND INTEREST IN THE LEASE IN SUCH ASSIGNEE'S OWN NAME, ANY STATUTE, RULE OF COURT OR LAW, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

9. MISCELLANEOUS PROVISIONS.

         9.1 BROKERS; AGENT. Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with Agent (or Landlord) for this Lease and with no other broker, firm, company or person. Tenant (for good and valuable consideration) shall indemnify and hold Landlord and Agent harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord and/or Agent by reason of the falsity or error of the aforesaid warranty. It is expressly understood and agreed by Landlord and Tenant that Agent is acting as agent only, and shall not in any event be liable to either Landlord or Tenant for the fulfillment or non-fulfillment of any of the terms, covenants, conditions or provisions of this Lease, or for any action or proceeding taken by Landlord against Tenant or by Tenant against Landlord.

         9.2 ORIGINAL LEASE. Except as otherwise provided in this Amendment, the Lease shall remain in full force and effect in accordance with its original terms. In the event of a conflict between the provisions of this Amendment and the original terms of the Lease, the provisions of this Amendment shall control.

         9.3 BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective successors and assigns.

         9.4 ENTIRE AGREEMENT. The parties acknowledge that this Amendment contains the entire agreement between the parties with respect to the modification of the Lease and supersedes and replaces any prior agreement and understandings between the parties, either oral or written, concerning this Amendment.

         9.5 NO THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries to this Amendment, either express or implied. Nothing herein contained shall be construed to grant or confer upon any party other than the parties hereto and their permitted successors and assigns, any right, claim or privilege by virtue of any provision contained in this Amendment.

         9.6 DRAFTING OF AMENDMENT. This Amendment is the product of negotiations between the parties. As such, the Amendment shall not be construed against one party or another merely because one party drafted some part or all of this Amendment.

         9.7 COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which will be considered one and the same Amendment notwithstanding that all parties hereto have not signed the same counterpart. Signatures on this Amendment which are transmitted by facsimile shall be valid for all purposes. Any party shall, however, deliver an original signature on this Amendment to the other party upon request.

         9.8 SUBMISSION OF AMENDMENT. Submission of this Amendment for examination and negotiation does not constitute an offer. This Amendment shall become effective only upon the execution and delivery hereof by all of the parties to this Amendment.

         9.9 AUTHORITY. Landlord and Tenant hereby mutually represent and warrant to the other that all consents or approvals required of third parties (including, but not limited to, any lenders, Board of Directors, partners or governors) for the execution, delivery and performance of this Amendment (other than any required of Landlord's lender) have been obtained and that Landlord and Tenant each have the right and authority to enter into and perform its covenants contained in this Amendment and that this Amendment is binding upon them in accordance with its terms.

                      [Signatures follow on the next page.]

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.

WITNESS OR ATTEST:                     LANDLORD:
------------------                     ---------

                                       BELLEVUE ASSOCIATES,
                                       a Pennsylvania Limited Partnership

                                       By:      BELLEVUE INC.,
                                                a Pennsylvania corporation,
                                                Its General Partner


                                                By:    /s/ George F. Rubin
                                                       -----------------------
                                                Name:  GEORGE F. RUBIN
                                                Title: Treasurer/Secretary

WITNESS OR ATTEST:                     TENANT:
------------------                     -------

                                       PENNSYLVANIA REAL ESTATE INVESTMENT
                                       TRUST


                                       By:    /s/ Joseph F. Coradino
                                              --------------------------------
                                       Name:  Joseph F. Coradino
                                       Title: Executive Vice President

                                   EXHIBIT "A"


                                "EXPANSION SPACE"

                        SECOND AMENDMENT TO OFFICE LEASE
                        --------------------------------

         THIS SECOND AMENDMENT TO OFFICE LEASE ("AMENDMENT") is made effective as of June 1, 2004 (the "EFFECTIVE DATE") by and between BELLEVUE ASSOCIATES ("LANDLORD") and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST ("TENANT").

                                   BACKGROUND
                                   ----------

         A. Under an Office Lease dated December 9, 1988, as amended and restated by that certain Amended and Restated Office Lease dated July 12, 1999, as further amended by that certain First Amendment to Office Lease dated June 18, 2002 (collectively, the "LEASE"), Tenant, as successor in interest to Strouse, Greenberg & Co., Inc., leases 42,681 rentable square feet of space (the "CURRENT PREMISES") located on the second, third and fourth floors of the building known as "The Bellevue," located at Broad Street at Walnut, Philadelphia, Pennsylvania (the "BUILDING"). Except as otherwise provided in this Amendment, or as the context may require, the capitalized terms used in this Amendment shall have the same meanings given to them in the Lease.

         B. Tenant desires to lease from Landlord all that certain space consisting of (i) approximately fifteen thousand four hundred and one (15,401) rentable square feet located on the eighth (8th) floor of the Building and depicted on EXHIBIT "A-1" attached hereto (the "EIGHTH FLOOR SPACE"), and (ii) approximately ten thousand (10,000) rentable square feet located on the ninth
(9th) floor of the Building and depicted on EXHIBIT "A-2" attached hereto (the "NINTH FLOOR SPACE"). The Eighth Floor Space and the Ninth Floor Space collectively are referred to herein as the "EXPANSION SPACE".

         C. In this Amendment, Landlord and Tenant desire to set forth the terms and conditions under which the Lease is to be amended with respect to the Expansion Space and otherwise.

                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the foregoing recitals, which by this reference thereto are hereby incorporated into the body of this Amendment, the mutual promises set forth below, and other good and valuable consideration, the receipt, sufficiency and fairness of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree as follows:

1. LEASE CERTIFICATION.

     1.1 Landlord and Tenant each reaffirm and certify as follows:

         (A) The Lease is in full force and effect.

         (B) Except as provided in this Amendment, the Lease, as defined above, has not been further supplemented, modified or amended.

         (C) Tenant has no defenses, counterclaims or offsets under the Lease or against rent or other charges due or to become due under the Lease.

         (D) Except as may be expressly provided for in this Amendment, Tenant is not entitled to any free rent, rental rebates or other concessions under the Lease which have not been exhausted.

         (E) Landlord is not in default under the Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute a default by Landlord under the Lease.

         (F) Tenant is not in default under the Lease, and no event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Tenant under the Lease.

         (G) Tenant has not assigned the Lease or any interest therein, or subleased any portion of the Premises, and has not entered into any agreement for these purposes.

         (H) Tenant has no rights of refusal, offer, expansion or extension with respect to the Lease, the Premises or the Building except as expressly set forth in the Lease or this Amendment.

     1.2 RELIANCE. Tenant agrees that Landlord and its mortgagees may rely upon the statements made in the preceding subparagraph.

2. EXPANSION OF PREMISES.

     2.1 Effective as of (a) June 1, 2004 (with respect to the 6,343 rentable square feet of the Eighth Floor Space depicted on EXHIBIT A-3 attached hereto),
(b) July 15, 2004 (with respect to the balance of the Eighth Floor Space consisting of 9,058 rentable square feet), and (c) the date Landlord delivers to Tenant possession of the Ninth Floor Space in the condition required by this Amendment (each date, as applicable, being referred to herein as an "EXPANSION SPACE COMMENCEMENT DATE", and as applicable to the Ninth Floor Space, the "COMPLETE DELIVERY DATE"), Landlord hereby demises and leases unto Tenant, and Tenant hereby leases and takes the applicable Expansion Space from Landlord, for the Term, at the rent and upon the terms and conditions hereinafter set forth. Landlord shall endeavor to deliver possession of the Ninth Floor Space promptly after the Effective Date of this Amendment, however Landlord shall not be liable for any loss, liability, cost, damage or expense of any kind or type (including without limitation attorneys' fees) resulting from Landlord's delay in delivering possession of the Ninth Floor Space by any date certain by reason of any holding over or wrongful retention of possession by any current or previous tenants or occupants of the same or of other space within the Building, or due to any other cause beyond the reasonable control of Landlord, nor shall such delay impair the validity of the Lease or this Amendment.

     2.2 From and after the applicable Expansion Space Commencement Date through the expiration of the Lease or the earlier termination thereof: (i) the term "Premises" wherever it appears in the Lease, shall include the applicable Expansion Space then delivered to Tenant and such space shall be subject to the terms of the Lease as modified by this Amendment; and (ii) Section 1.C of the Lease shall be amended so that the area of the Current Premises set forth in such Section shall be increased by the area of the Expansion Space then delivered to Tenant. Landlord and Tenant acknowledge that Landlord has delivered to Tenant, and Tenant has accepted, possession of the portion of the Eighth Floor Space depicted on EXHIBIT A-3 attached hereto as of June 1, 2004; and further that Landlord has delivered to Tenant, and Tenant has accepted, possession of the balance of the Eighth Floor Space as of July 15, 2004.

3. CONDITION OF SPACE. Tenant acknowledges and agrees that (a) there have been no representations or warranties made by or on the behalf of Landlord with respect to the Expansion Space, either with respect to the suitability of the Expansion Space for the conduct of Tenant's business or otherwise and (b) Tenant shall take the Expansion Space in their "AS-IS", "WHERE-IS" condition.

4. TERM.

     4.1 EXTENSION OF TERM. The Term of the Lease is hereby extended for a period of ten (10) years commencing on the Complete Delivery Date. For purposes of this Amendment, the last day of said term shall be referred to herein as the "EXPIRATION DATE." When the Complete Delivery Date and Expiration Date have been established, Landlord and Tenant shall promptly execute and acknowledge a confirmation of Lease Term in a form mutually acceptable to Landlord and Tenant.

     4.2 OPTION TO EXTEND TERM. Tenant is hereby granted two (2) options (each, an "EXTENSION OPTION" and collectively, the "EXTENSION OPTIONS") to extend the Term of the Lease (as extended by this Amendment), with respect to all of the Premises as then constituted, each for a consecutive additional period of five
(5) years (each of which periods is hereinafter referred to as an "EXTENSION TERM"), on the following terms and conditions:

         (A) EXERCISE OF EXTENSION OPTION. Tenant shall exercise an Extension Option by delivering to Landlord written notice (the "EXTENSION NOTICE") on or before the date ("EXTENSION DECISION DATE") that is two hundred seventy (270) days prior to the expiration date of the Term (as the same previously may have been extended), time being of the essence. Each Extension Term shall begin on the day immediately following the date that, prior to the exercise of the applicable Extension Option, previously had been the Expiration Date.

         (B) CONDITION TO EXERCISE. The extension of the Term by Tenant's exercise of an Extension Option shall be contingent upon there being no uncured Event of Default on the date Tenant exercises the Extension Option or any time thereafter until the commencement of the respective Extension Term. For purposes of this Section, an uncured Event of Default shall not be deemed to have occurred by Tenant if Tenant has commenced to cure such default within the time period required by the Lease and at all times thereafter has been and continues to diligently to effect such cure. Should an uncured Event of Default exist at the time Tenant exercises the Extension Option, or should such an Event of Default occur following Tenant's exercise of the Extension Option, such Event of Default shall not nullify or void Tenant's exercise of the Extension Option, but instead shall suspend the commencement of an Extension Term until such time as the Event of Default is cured. At any time prior to or following Tenant's exercise of an Extension Option, Tenant shall have the right to request that Landlord deliver to Tenant written notice of any Event of Default of which Landlord then has actual knowledge and Landlord shall respond to such request within ten (10) business days. If Landlord fails to respond within said ten (10) business day period, then Tenant's exercise of the applicable Extension Option shall be deemed effective.

         (C) TERMS OF LEASE DURING EXTENSION TERM. In the event that Tenant exercises an Extension Option, each Extension Term shall be on the same terms and conditions as specified for the Term of this Lease, except that (a) the Annual Rent during each Extension Term shall be adjusted, for and during the renewal term, to the "Fair Market Rental" (as defined below) of the Premises in effect at the commencement of that Extension Term, (b) there shall be no tenant improvement allowance or other tenant concessions, except as otherwise a part of Fair Market Rental, and (c) there shall be no further right of extension other than the unexercised second Extension Option.

         (D) DETERMINATION OF FAIR MARKET RENTAL. Promptly after the determination by Landlord of the Fair Market Rental, but in no event later than thirty (30) days after receipt of Tenant's Extension Notice, Landlord shall send written notice to Tenant thereof and shall advise Tenant of the adjustment to the Annual Rent. In the event Tenant disagrees with Landlord's determination of Fair Market Rental or if Landlord fails to deliver said notice, Landlord and Tenant shall have thirty (30) days to negotiate in good faith the determination of the Fair Market Rental. In the event the parties cannot agree on such determination, then either party may, by written notice to the other party, require that the determination of the Fair Market Rental be made by an independent M.A.I. appraiser having substantial experience with leasing of similar office space in Center City Philadelphia. Such M.A.I. appraiser shall be mutually agreed to by Landlord and Tenant within fifteen (15) days. If Landlord and Tenant cannot agree on an appraiser, Landlord shall select one, Tenant shall select one and the two appointed parties shall jointly select a third appraiser (the "panel of appraisers"), provided each of the appraisers shall have substantial experience with leasing of similar office space in Center City Philadelphia. Such M.A.I. appraiser (or panel of appraisers) shall be chosen within thirty (30) days after Tenant's notice requiring determination by appraisal. Within thirty (30) days after the selection of the appraiser (or panel of appraisers) Landlord and Tenant shall each present to the appraiser (or the panel of appraisers) a written proposal specifying their belief as to the Fair Market Rental. The appraiser (or the panel of appraisers by majority vote) shall accept either the Landlord's proposal or the Tenant's proposal for Fair Market Rental, which decision shall be binding upon Landlord and Tenant. Landlord and Tenant shall separately pay any fees and expenses of any separate counsel and witnesses selected by them, and shall divide equally the fees and expenses charged by the appraiser (or the panel of appraisers).

         (E) DEFINITION OF FAIR MARKET RENTAL. For the purpose of this Amendment, the term "FAIR MARKET RENTAL" is understood to mean the minimum base rental (with (x) associated prevailing market base year/escalation formulations, and (y) if fair market conditions would otherwise include free rent, construction allowances, special concessions or any other leasing concessions (collectively, "CONCESSIONS"), an associated adjustment in minimum base rental to account for said Concessions) which a landlord would receive annually by then renting the space in question (using the same square footages/floor factor set forth in this Lease), assuming the Landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the Tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those contained in the Lease. Fair Market Rental shall take into consideration all relevant factors including the condition, size and location of the space as well as security for Landlord's undertakings. Landlord and Tenant agree that bona fide written offers to lease comparable office space located in the Building from third parties (as adjusted for size, condition and location) may be used as a factor in determining the Fair Market Rental.

     4.3 TENANT'S EARLY TERMINATION RIGHT. Tenant shall have the right on one occasion to terminate the Lease as to all or a portion of the Premises and its remaining term (the "TERMINATION OPTION"), which termination, if properly exercised, only shall be effective on a date (the "TERMINATION DATE") that is between the seventh (7th) and eighth (8th) anniversaries of the Complete Delivery Date.

         (A) EXERCISE OF TERMINATION OPTION. Tenant shall exercise the Termination Option by delivering to Landlord written notice of termination (the "TERMINATION NOTICE") at least two hundred seventy (270) days prior to the Termination Date.

         (B) TERMINATION FEE. As a condition to the effective exercise of the Termination Option, Tenant shall pay to Landlord on or before the Termination Date a fee (the "TERMINATION FEE") equal to the sum of (i) unamortized portion as of the Termination Date of the Build-Out Allowances and all leasing commissions actually paid by Landlord to brokers in connection with this Amendment (the "COMMISSIONS") plus (ii) six (6) months of Annual Minimum Rent proportionately attributable to the portion of the Premises so terminated. The amortization period for the Build-Out Allowance and the Commission shall be the period commencing on Complete Delivery Date and ending on the Expiration Date. The amortization shall be calculated on an annual basis using an interest rate of eight percent (8%) per annum. The effective exercise of the Termination Option by Tenant shall be contingent upon Tenant's timely delivery of the Termination Fee, time being of the essence.

         (C) CONDITION TO EXERCISE. The effective termination of the Lease by Tenant shall be contingent upon there being no uncured Event of Default existing on the date on which Tenant delivers the Termination Notice or any time thereafter until and including the Termination Date. For purposes of this Section, an uncured Event of Default shall not be deemed to have occurred by Tenant if Tenant has commenced to cure such default within the time period required by the Lease and at all times thereafter has been and continues to diligently to effect such cure. At any time prior to Tenant's delivery of the Termination Notice, Tenant shall have the right to request Landlord to deliver to Tenant written notice of any Event of Default of which Landlord then has actual knowledge and Landlord shall respond to such request within ten (10) business days. If Landlord fails to respond within said ten (10) business day period, then no such Event of Default, if one exists, shall prevent the effectiveness of Tenant's election of the Termination Option. Should an uncured Event of Default exist at the time Tenant exercises the Termination Option, or should an Event of Default occur following Tenant's exercise of the Termination Option, such Event of Default shall not nullify or void Tenant's exercise of the Termination Option, but instead shall suspend the termination from becoming effective until such time as such Event of Default is cured.

         (D) VACATING SPACE. If Tenant exercises the Termination Option, then on or before 11:59 p.m. on the Termination Date, Tenant shall vacate the Premises (or the portion thereof that is the subject of the Termination Notice), remove all personal property therefrom and deliver possession of the same to Landlord in the condition required by Section 19.A of the Lease.

5. RENT; U&O.

     5.1 RENT. Commencing (a) June 1, 2004 (with respect to the Current Premises and with respect to 6,343 rentable square feet of the Eighth Floor Space, (b) on July 15, 2004 for the balance of the Eighth Floor Space consisting of 9,053 rentable square feet, and (c) on the date on which Landlord delivers to Tenant possession of the Ninth Floor Space (with respect to the Ninth Floor Space), Tenant agrees to pay Landlord annually (in the manner required by the Lease) Minimum Rent for the Premises (including the Expansion Space as the same is added thereto by operation of this Amendment) at the rate and in the amounts set forth in the table below:

                                         ANNUAL
                                        MINIMUM                  ANNUAL                      MONTHLY
                  PERIOD                RENT/RSF              MINIMUM RENT                 MINIMUM RENT
                  ------                --------              ------------                 ------------
June 1, 2004 - June 30, 2004            $21.23                    ----                    $86,736.93

July 1, 2004 - July 14, 2004*           $21.23                    ----                    $86,736.93*

July 15, 2004 - Complete
         Delivery Date *                $21.23                    ----                    $102,762.05*

Lease Years 1 - 5                       $21.23               $1,445,380.86                $120,448.41

Lease Years 6 - 10                      $21.75               $1,480,783.50                $123,398.63



         * Any monthly Minimum Rent stated in the foregoing chart that is for a period other than a full month shall be prorated on a per diem basis.

         As used in this Amendment, the term "LEASE YEAR" shall mean the period commencing on the Complete Delivery Date and ending on the last day of the twelfth full calendar month thereafter, and each succeeding twelve-month period.

     5.2 U&O REPORTS AND TAX. Tenant shall continue to be responsible for paying all City of Philadelphia Use and Occupancy tax in connection with its occupancy of the Premises (including without limitation the Expansion Space) and shall pay all such amounts to Landlord. Provided that Landlord has received said sums from Tenant, Landlord shall remit the same to the City of Philadelphia as and when the same come due and payable.

6. TENANT'S OMC AND TAX PERCENTAGE.

     6.1 ADJUSTMENT FOR CHANGES TO AREA OF PREMISES. Commencing on June 1, 2004, Tenant's OMC Percentage and Tenant's Tax Percentage shall be adjusted accordingly so that Tenant's OMC Percentage is 24.941% and Tenant's Tax Percentage is 24.941% based upon the addition of the Expansion Space to the Current Premises for a total square footage of 68,082 which equals 24.941% of 272,972, the total square footage of the Office Portion of the Building. All applicable terms of the Lease are hereby amended accordingly.

     6.2 BASE YEAR OPERATION AND MAINTENANCE CHARGE. Effective as of June 1, 2004, the OMC Sum Base Year for the Premises (including the Expansion Space) is 2004 as finally determined. All references within the Lease to the OMC Sum Base Year shall be amended in the same manner.

     6.3 BASE YEAR TAXES. Effective on June 1, 2004, the term "Base Year Taxes" shall mean, with respect to the Premises (including the Expansion Space), the Taxes for the Taxes Base Year of 2004 computed by Landlord in conformity with the Lease. All references within the Lease to the Base Year Taxes shall be amended in the same manner.

7. TENANT IMPROVEMENT OF EXPANSION SPACE; ALLOWANCE. Tenant shall improve the Expansion Space in accordance with Tenant's plans and specifications, to the extent the same have been (or, after the Effective Date, will be) approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall be solely responsible for completing the improvement of the Expansion Space (the "TENANT WORK") and the Tenant Work shall be completed in compliance with Sections 7.D., 7.E. and 7.G. of the Lease. Landlord shall reimburse Tenant an allowance equal to Seven Hundred Twenty Thousand Dollars ($720,000.00), less the sum of Twenty-One Thousand Three Hundred Twenty-Six and 60/100 Dollars ($21,326.60) for demolition costs that Landlord has paid on Tenant's behalf for the improvement of the Expansion Space (the "BUILD-OUT ALLOWANCE") for costs incurred by Tenant in connection with the Tenant Work. Tenant shall submit an application for reimbursement upon completion of the Tenant Work, together with such other commercially standard documentation as Landlord may reasonably require and the same shall be subject to reasonable verification and approval by Landlord. Tenant shall sign the application for reimbursement, which shall include a statement that all of the Tenant Work has been substantially completed in accordance with the plans approved by Landlord as provided in Section 7 of the Lease. Within thirty (30) days after the date on which Landlord receives a completed application for reimbursement and all required supporting documentation, Landlord shall pay to Tenant the amount requested in the application for reimbursement, not to exceed the Build-Out Allowance. Landlord shall have no obligation to (i) advance more than the total amount of the Build-Out Allowance or (ii) make an advance of any part of the Build-Out Allowance so long as an Event of Default has occurred or an event has occurred which, with the giving of notice or the passage of time or both, would constitute an Event of Default, and in either case remains uncured. Any costs, fees, disbursements, or amounts relating to the Tenant Work in excess of the Build-Out Allowance shall be paid by Tenant. Tenant may apply any unused portion of the Build-Out Allowance toward the incidental costs of this Amendment transaction and/or as an offset against Minimum Rent.

8. RIGHT OF FIRST OFFER.

     8.1 GRANT OF RIGHT. Tenant shall have the first and prior right ("RIGHT OF OFFER"), subject only to the rights of other tenants of the Building that are in effect as of the Effective Date, during the Term to elect to lease any part or all of the Building not included in the Premises (said Total Rentable Area of the Building excluding the Premises being referred to herein as the "ROFO SPACE") to the extent that such space is or becomes Available Space (defined herein).

     8.2 DEFINITION OF AVAILABLE SPACE. For purposes of this Amendment, the term "AVAILABLE SPACE" shall include the following: (a) any ROFO Space that is not leased to a third party as of the Effective Date of this Amendment; (b) any ROFO Space that is leased to a third party as of the Effective Date of this Amendment upon the expiration of the occupancy rights of the existing tenants as are contained in their leases as of the Effective Date of this Amendment, or upon any earlier termination or expiration of such occupancy rights, including without limitation any rights or options of the tenant thereunder to renew or extend such lease as are existing as of the Effective Date of this Amendment by virtue of options contained in such lease, but excluding any renewal or extension of such lease and occupancy rights first granted after the Effective Date of this Amendment; (c) any ROFO Space that is leased to a third party as of the Effective Date of this Amendment if, after the Effective Date of this Amendment, Landlord desires to renew or extend the lease term or occupancy rights of a tenant leasing said space.

     8.3 LANDLORD'S PROPOSAL. At such time as (a) Landlord decides to lease, sublease, license or enter into any other form of occupancy agreement with respect to any Available Space, or (b) Landlord receives from a third party an offer to lease Available Space on terms and conditions acceptable to Landlord, in its sole discretion, and in either case of (a) or (b) before leasing, licensing or offering any Available Space to a third party, Landlord shall deliver to Tenant a written proposal identifying the Available Space, the term for the Available Space lease, Landlord's determination of the Fair Market Rental with respect to the applicable Available Space and the date on which Tenant may first take occupancy of said Available Space (the "LANDLORD'S PROPOSAL"). Similarly, if Landlord desires to renew or extend the lease term or occupancy rights of a tenant leasing space located within the ROFO Space, before renewing or extending such lease term or occupancy rights, Landlord shall deliver to Tenant a Landlord's Proposal for the entirety of such space. The term "OFFER SPACE" shall mean such space as is identified in the Landlord's Proposal.

     8.4 TENANT ACCEPTANCE. Following the delivery of Landlord's Proposal, Landlord will meet with Tenant, at Tenant's request, to discuss Landlord's Proposal and to refine the same if mutually agreed by Landlord and Tenant. If Tenant agrees to the terms, provisions and conditions set forth in the Landlord's Proposal, Tenant may elect to lease the Offer Space identified in the Landlord's Proposal by giving Landlord written notice of such election (the "ACCEPTANCE NOTICE") within thirty (30) days after receipt of the Landlord's Proposal. If Tenant does not give the Acceptance Notice within such thirty (30) day period, the Right of Offer for the Offer Space identified in the Landlord's Proposal thereupon automatically shall be suspended, and Tenant thereafter temporarily shall not have any right to lease said Offer Space, except that (a) Landlord shall not enter into a lease for the Offer Space on terms substantially more favorable to a third party tenant than are specified in Landlord's Proposal, without first re-offering the space in question to Tenant in a revised Landlord's Proposal in accordance with the foregoing procedures; and (b) should Landlord enter into a lease for said Offer Space and thereafter said Offer Space meets the definition of "Available Space", said Offer Space shall again be considered Available Space and subject to Tenant's Right of Offer.

     8.5 DETERMINATION OF FAIR MARKET RENTAL. Landlord and Tenant shall have fifteen (15) days after Landlord's receipt of the Acceptance Notice to negotiate in good faith the determination of the Fair Market Rental. In the event the parties cannot agree on such determination, either party may require by written notice to Landlord that the determination of the Fair Market Rental be made pursuant to the procedures set forth in Section 4.2.D of this Amendment.

     8.6 OFFER SPACE ADDED TO PREMISES. If Tenant exercises the Right of Offer as provided above, the Annual Rent for the Offer Space shall be the Fair Market Rental in effect on the date of the applicable Acceptance Notice. If Tenant so exercises the Right of Offer, and if either (a) the parties subsequently agree to the Fair Market Rental or (b) the Fair Market Rental is established pursuant to the preceding paragraph, then the Offer Space identified in the Landlord's Proposal shall become part of the Premises, and the leasing of the Offer Space shall be on the same terms and conditions as the leasing of the Premises pursuant to the Lease (including without limitation the Extension Option and the Termination Option), except that the Annual Rent for the Offer Space shall be the Fair Market Rental (as so agreed upon or determined), and Tenant's obligation to pay the same shall commence on the date on which Landlord delivers to Tenant possession of the Offer Space.

     8.7 AMENDMENT. If Tenant exercises the Right of Offer for the Offer Space as provided above, then within thirty (30) days after the later of (a) the date on which Landlord received the Acceptance Notice and (b) the date on which Landlord and Tenant agree upon the Fair Market Rental for the Offer Space, Landlord and Tenant shall enter into a mutually acceptable written amendment to the Lease adding the Offer Space to the Premises, and confirming the terms, conditions and provisions applicable to the Offer Space in accordance herewith.

     8.8 DELIVERY OF OFFER SPACE. Landlord shall deliver to Tenant possession of any Offer Space added to the Premises pursuant to this Section free of all personal property, garbage and debris, and removable trade fixtures to the extent specified by Tenant.

9. CONFESSION OF JUDGMENT. Landlord and Tenant hereby acknowledge and agree that the warrants of authority originally set forth in Section 17.B.4, 17.B.5 and 17.B.6 of the Lease for an attorney to confess judgment against Tenant were deleted by the Addendum to Lease dated as of July 12, 1999 and are of no further force or effect.

10. MISCELLANEOUS PROVISIONS.

     10.1 BROKERS; AGENT. Tenant warrants to Landlord that Tenant dealt and negotiated solely and only with The Rubenstein Brokerage Group, Inc. and the Binswanger Companies (collectively, the "Brokers") for this Lease and with no other broker, firm, company or person. Tenant (for good and valuable consideration) shall indemnify and hold Landlord and Agent harmless from and against any and all claims, suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Landlord and/or Agent by reason of (i) the falsity or error of the aforesaid warranty and (ii) any fee or commission owed to The Rubenstein Brokerage Group, Inc., which Tenant agrees to pay.

     10.2 ORIGINAL LEASE. Except as otherwise provided in this Amendment, the Lease shall remain in full force and effect in accordance with its original terms. In the event of a conflict between the provisions of this Amendment and the original terms of the Lease, the provisions of this Amendment shall control.

     10.3 BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective successors and assigns.

     10.4 ENTIRE AGREEMENT. The parties acknowledge that this Amendment contains the entire agreement between the parties with respect to the modification of the Lease and supersedes and replaces any prior agreement and understandings between the parties, either oral or written, concerning this Amendment.

     10.5 NO THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries to this Amendment, either express or implied. Nothing herein contained shall be construed to grant or confer upon any party other than the parties hereto and their permitted successors and assigns, any right, claim or privilege by virtue of any provision contained in this Amendment.

     10.6 DRAFTING OF AMENDMENT. This Amendment is the product of negotiations between the parties. As such, the Amendment shall not be construed against one party or another merely because one party drafted some part or all of this Amendment.

     10.7 COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which will be considered one and the same Amendment notwithstanding that all parties hereto have not signed the same counterpart. Signatures on this Amendment which are transmitted by facsimile shall be valid for all purposes. Any party shall, however, deliver an original signature on this Amendment to the other party upon request.

     10.8 SUBMISSION OF AMENDMENT. Submission of this Amendment for examination and negotiation does not constitute an offer. This Amendment shall become effective only upon the execution and delivery hereof by all of the parties to this Amendment.

     10.9 AUTHORITY. Landlord and Tenant hereby mutually represent and warrant to the other that all consents or approvals required of third parties (including, but not limited to, any lenders, Board of Directors, partners or governors) for the execution, delivery and performance of this Amendment (other than any required of Landlord's lender) have been obtained and that Landlord and Tenant each have the right and authority to enter into and perform its covenants contained in this Amendment and that this Amendment is binding upon them in accordance with its terms.

                      [Signatures follow on the next page.]

         IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the day and year first above written.



         WITNESS OR ATTEST:           LANDLORD:
         ------------------           ---------



                                      BELLEVUE ASSOCIATES,
                                      a Pennsylvania Limited Partnership

                                      By:      BELLEVUE INC.,
                                               a Pennsylvania corporation,
                                               Its General Partner


                                               By:    /s/ George F. Rubin
                                                  ------------------------------
                                               Name:  GEORGE F. RUBIN
                                               Title: Treasurer/Secretary


         WITNESS OR ATTEST:           TENANT:
         ------------------           -------

                                      PENNSYLVANIA REAL ESTATE
                                      INVESTMENT TRUST


                                               By:    /s/ Jonathan B. Weller
                                                  ------------------------------
                                               Name:  Jonathan B. Weller
                                               Title: Vice Chairman

                                List of Exhibits
                                ----------------


         Exhibit "A-1" - Eighth Floor Space

         Exhibit "A-2" - Ninth Floor Space

         Exhibit "A-3" - Initial Portion of Eighth Floor Space